UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PULSE ELECTRONICS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice of Annual Shareholders Meeting
May 18, 2012

Our annual shareholders meeting will be held on Friday, May 18, 2012, at 5 PM (PDT) at the offices of Pulse Electronics Corporation at 12220 World Trade Drive, San Diego, CA 92128.  At the meeting, we plan to ask you to:

1)	Elect seven directors for a one year term;

2)	Ratify the selection of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2012;

3)	Approve the Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan;

4)	Approve, on an advisory basis, the compensation of our named executive officers; and

5)	Transact any other business as may properly come before the meeting.

If you were a shareholder at the close of business on March 9, 2012, you may vote at the meeting, and any adjournment or postponement.

We urge you to vote for the nominees recommended by your Board of Directors – John E. Burrows, Jr., Steven G. Crane, Justin C. Choi, Howard C. Deck, C. Mark Melliar-Smith, Ralph E. Faison, and Lawrence P. Reinhold - using the enclosed proxy card.

By order of the Board of Directors,

Secretary

San Diego, California
April 10, 2012

Please Vote - Your vote is important.
Please return the enclosed proxy as soon as possible in the envelope provided.

- ii -

Proxy Statement
Annual Shareholders Meeting
Friday, May 18, 2012

Introduction

This proxy statement is distributed on behalf of our Board of Directors.  We are sending it to you to solicit proxies for voting at our 2012 annual meeting. The meeting will be held at the offices of Pulse Electronics Corporation (the “Company”), 12220 World Trade Drive, San Diego, CA 92128. The meeting is scheduled for Friday, May 18, 2011, at 5 PM (PDT).  If necessary, the meeting may be continued at a later time. This proxy statement, the proxy card and a copy of our annual report have been mailed by April 12, 2012 to our shareholders of record as of March 9, 2012. Our annual report includes our consolidated financial statements for 2010 and 2011.

The following section includes answers to questions that are frequently asked about the voting process.

Q: How many votes can I cast?

A: Holders of common stock as of March 9, 2012 are entitled to one vote per share on all proposals considered at the annual meeting. In the election of directors, you may cumulate your votes.

Q: What is cumulative voting?

A: For the election of directors, cumulative voting means that you can multiply the number of votes to which you are entitled by the total number of directors to be elected.  You may then cast the whole number of votes for one candidate or distribute them among any two or more candidates in any proportion.  Unless you indicate otherwise on the proxy card, Ralph E. Faison and Drew A. Moyer, the proxies, will be able to vote cumulatively for the election of directors.  If you want to vote in person and use cumulative voting for electing directors, you must notify the chairman of the annual meeting prior to voting.  Cumulative voting applies only to the election of directors.

Q: How do I vote?

A: You may vote by telephone, over the Internet or by signing, dating and returning your proxy card in the postage-paid envelope provided.  If you are a registered shareholder or have a legal proxy from your custodian, you may vote in person at the meeting.

Q: How do I vote if I hold shares in the Pulse Electronics 401(k) plan?

A: If you are a participant in our 401(k) plan, the enclosed proxy card will serve to direct Fidelity Management Trust Company, as trustee of our 401(k) plan, how to vote the shares of our common stock attributable to your individual account.  Fidelity will vote shares as instructed by participants. If you do not provide voting directions to Fidelity by 5 p.m. Eastern Time on May 14, 2012, the shares attributable to your account will not be voted.

Q:  What vote is necessary to approve each of the proposals?

A: For the election of directors in proposal 1, each director will be elected by the vote of the majority of votes cast with respect to that director nominee, unless the election of directors is contested. A majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee (excluding abstentions). If the election of directors is contested, the director nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected (a plurality vote). We believe the election of directors at the meeting will not be contested.

Approval of proposals 2 and 3 requires the affirmative vote of a majority of shares represented in person or by proxy at the annual meeting and entitled to vote.

For proposal 4, our shareholders will have an advisory vote.  Because the vote is advisory, it will not be binding on our Board of Directors. However, the Board of Directors and the Compensation Committee will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Q:  Are proxy materials available on the Internet?

A: Yes. Please see the notice below:

Important notice regarding the availability of proxy materials for the annual shareholder meeting to be held on May 18, 2012.

Our Proxy Statement and 2011 Annual Report are available on our Web site at
http://phx.corporate-ir.net/phoenix.zhtml?c=83040&p=proxy

Q: How will the proxies be voted?

A: Proxies signed and received in time will be voted in accordance with your directions.  Unless otherwise directed, the shares will be voted for the election of the nominated directors recommended by the Board of Directors, for the ratification of KPMG, LLP as our independent registered public accounting firm for the fiscal year ended December 28, 2012, for approval of the Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan and for the vote, on an advisory basis, on the compensation of our named executive officers.

The granting of a proxy by return of a signed proxy card or voting instruction card without providing instructions about cumulative voting will give the designated proxy holders discretionary authority to exercise cumulative voting. In exercising cumulative voting, the proxy holders may cast the shareholder’s votes in favor of the election of some or all of the nominees in the discretion of the proxy holders, except that none of the shareholder’s votes will be cast for any nominee the shareholder has given instructions to vote against or abstain from voting. If a shareholder does not wish to grant the proxy holders authority to cumulate the shareholder’s votes in the election of directors, the shareholder must state this objection on the shareholder’s proxy card or voting instruction card, as applicable.

If you later wish to revoke your proxy, you may do so by notifying our Corporate Secretary in writing prior to the vote at the meeting.  If you timely revoke your proxy by notifying our Corporate Secretary in writing, you can still vote in person at the meeting.

Q: What constitutes a quorum?

A: The holders of a majority of our outstanding shares entitled to vote, present in person or by proxy, represent a quorum for the conduct of business at the annual meeting.  Abstentions are counted as present for establishing a quorum so long as the shareholder has executed a valid proxy or is physically present at the meeting.

Q: What is the impact of broker non-votes and abstentions?

A: Broker non-votes are proxies where the broker or nominee does not have discretionary authority to vote shares on the matter.  Under the New York Stock Exchange (“NYSE”) rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers typically have the discretion to vote such shares on routine matters, but not on non-routine matters. If a broker has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.  Abstentions and broker non-votes have no effect on the outcome of the vote for the election of directors because only the number of votes cast is relevant.  We believe that all of the agenda proposals are non-routine matters under NYSE rules and brokers will not have discretionary authority, provided, however, that the ratification of our independent auditor is a routine matter.  Accordingly, if an account holder does not provide its broker with voting instructions, a broker non-vote will occur on the agenda proposals, other than with respect to auditor ratification.

Q: How many shares are outstanding?

A: There are 41,978,075 shares of common stock entitled to vote at the annual meeting.  This was the number of shares outstanding on March 9, 2012.  There are no other classes of stock outstanding and entitled to vote.

Q: Who pays for soliciting the proxies?

A: Pulse will pay the cost of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing the notice, proxy card and proxy statement.  We may solicit proxies by mail, over the Internet, telephone, facsimile, through brokers and banking institutions, or by our officers and regular employees.

DISCUSSION OF MATTERS FOR VOTING

Proposal 1 — Election of Directors

Our Board of Directors is elected each year at the Annual Meeting of Shareholders. The Board currently consists of eight directors. Upon the recommendation of the Governance Committee, each of the current directors, with the exception of Mr. Mazze, who is retiring effective as of the Annual Meeting of Shareholders, has been nominated by the Board for election at the Annual Meeting and has decided to stand for election. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or unwilling to serve as a director. If any of the nominees listed below becomes unable to stand for election at the Annual Meeting, the persons named as proxies may vote for any person designated by the Board to replace the nominee.

Our Bylaws provide that at the 2012 annual meeting, the terms of all directors previously elected shall expire and all successors shall be elected to serve one-year terms. Therefore, each director elected at the Annual Meeting will serve until our 2013 Annual Meeting of Shareholders and until he or she is succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal. There is no limit to the number of terms that a director may serve.  In order to be elected, a nominee must receive the votes of a majority of the votes cast with respect to such nominee in uncontested elections, which means the number of votes “for” a nominee must exceed the number of votes “against” that nominee. Abstentions are not counted as votes cast.  If an incumbent director receives more “against” than “for” votes, he is expected to tender his resignation. The Governance Committee will consider the offer of resignation and recommend to the Board the action to be taken, and the Board will publicly disclose its decision as to whether to accept or reject the offered resignation. This practice is discussed further under the section entitled “Board Policies and Procedures.” The Board has approved the following current directors as nominees for election at this meeting.

•	John E. Burrows, Jr.

•	Justin C. Choi

•	Steven G. Crane

•	Howard C. Deck

•	Ralph E. Faison

•	C. Mark Melliar-Smith

•	Lawrence P. Reinhold

For more information on each of the nominees for director, including his biographical information, please see page 19 below.

Votes on proxy cards will be cast “FOR” all seven (7) of the nominees for director, unless you indicate otherwise on your proxy card.  However, as noted above, the persons designated as proxies may cumulate their votes.  If any of our nominees are unable or unwilling to serve as director, we may nominate another person in place of him.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” ALL OF THE ABOVE NOMINEES

Proposal 2 — Ratification of KPMG, LLP

The Audit Committee of our Board of Directors expects to reappoint the firm of KPMG, LLP as our independent registered public accounting firm, to audit and report on the financial statements of our Company for our fiscal year ending December 28, 2012. Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If the shareholders do not ratify the appointment, the Board of Directors will consider the selection of another independent registered public accounting firm, but is not required to select a different independent registered public accounting firm. If KPMG shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint another independent registered public accounting firm.

A representative of KPMG is to be present at the Annual Meeting. The representative will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 2

Proposal 3 — Approval of the 2012 Omnibus Incentive Compensation Plan

Introduction
On April 9, 2012, our Board of Directors adopted the Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan (“Plan”), subject to stockholder approval. The Plan is intended to replace the Company’s 2001 Stock Option Plan, Restricted Stock Plan II and the Board of Directors Stock Plan (the “Prior Plans”). The 2001 Stock Option Plan and the Restricted Stock Plan II have expired and the Board of Directors Stock Plan has been terminated by the Board and no additional awards may be made under any of the Prior Plans. Stockholders are being asked to approve the Plan. The Board recommends that you vote FOR approval of the adoption of the Plan.

The Plan substantially improves upon the Prior Plans by expanding the types of awards that may be granted under the Plan, including stock appreciation rights (“SARs”), restricted stock units, deferred stock, dividend equivalent rights, performance units, performance shares, bonus shares, other stock-based awards and cash incentive awards, as well as providing for awards of stock options and restricted stock, which were available under the Prior Plans. Stockholder approval of the Plan is necessary, among other reasons, to meet the requirements of the New York Stock Exchange, to allow the Company to grant incentive stock options described in Section 421 of the Internal Revenue Code, of 1986, as amended (the “Code”), and to allow performance-based awards made under the Plan to our executive officers to be fully deductible by us for federal income tax purposes under Code Section 162(m) if and to the extent the Committee determines that compliance with the performance-based exception to tax deductibility limitations under Code Section 162(m) is desirable. See the “Compensation Discussion and Analysis”.

A full copy of the Plan is attached as Exhibit A. The material features of the Plan are summarized below and such summary is qualified in its entirety by reference to the complete text of the Plan.

Purpose
The Plan is intended to allow selected employees (including officers), non-employee consultants and non-employee directors of our Company or an affiliate of the Company to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, to assist the Company and its affiliates in attracting new employees, officers and consultants and retaining existing employees and consultants, to provide annual cash incentive compensation opportunities that are competitive with those of other peer corporations, to optimize the profitability and growth of the Company and its affiliates through incentives which are consistent with our Company’s goals, to provide such employees and consultants with an incentive for excellence in individual performance, to promote teamwork among employees, consultants and directors, and to attract and retain highly qualified persons to serve as non-employee directors and to promote ownership by such non-employee directors of a greater proprietary interest in the Company, thereby aligning such non-employee directors’ interests more closely with the interests of our shareholders.

Administration
The Plan will be administered by a committee (the “Committee”) the members of which are appointed by the Board of Directors. If and to the extent that compliance with Rule 16b-3 under the Securities Exchange Act of 1934 or the performance-based exception to tax deductibility limitations under Code Section 162(m) is desirable, the Committee must be comprised of two or more Directors who qualify as “non-employee directors” under Rule 16b-3 and “outside directors” under Code Section 162(m). The Board has appointed the members of the Compensation Committee to serve as the Committee under the Plan. Subject to the terms of the Plan, the Committee has full power and discretion to select those persons to whom awards will be granted; to determine the amounts and terms of awards; to change and determine the terms of any award agreement, including but not limited to the term and the vesting schedule; to determine and change the conditions, restrictions and performance criteria relating to any award; to determine the settlement, cancellation, forfeiture, exchange or surrender of any award; to make adjustments in the terms and conditions of awards; to construe and interpret the Plan and any award agreement; to establish, amend and revoke rules and regulations for the administration of the Plan; to make all determinations deemed necessary or advisable for administration of the Plan; and to exercise any powers and perform any acts it deems necessary or advisable to administer the Plan and subject to certain exceptions, to amend, alter or discontinue the Plan or amend the terms of any award.

The Committee may delegate any or all of its administrative authority to our Chief Executive Officer or to a management committee except with respect to awards to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934 and awards that are intended to comply with the performance-based exception to tax deductibility limitations under Code Section 162(m). In addition, the full Board of Directors must serve as the Committee with respect to any awards to our non-employee directors.

No Option or SAR Repricings Permitted
Notwithstanding the Committee’s powers and authority described above, neither the Board nor the Committee has the authority under the Plan to reduce the exercise price of any outstanding option or SAR. The prohibition against repricing does do not apply to adjustments the Committee deems necessary to prevent the dilution or enlargement of the benefits provided under such awards, as described more fully under “Offering of Common Stock” below.

Eligibility
The Plan provides for awards to employees (including officers) and non-employee directors of, and non-employee consultants to, our Company or an affiliate (including potential employees and consultants). Some awards will be provided to officers and others who are deemed by us to be “insiders” for purposes of Section 16 of the Securities Exchange Act of 1934. For purposes of the Plan, an entity (including a partnership, limited liability Company or joint venture) will be considered our “affiliate” if we, directly or indirectly, own (i) stock possessing more than 50% of the total combined voting power of all outstanding classes of stock of such corporate entity or more than 50% of the total value of all outstanding shares of all classes of stock of such corporate entity or (ii) more than 50% of the profits interest or capital interest in any non-corporate entity.

In addition, the Plan provides that if our Company acquires another corporation or other entity (an “Acquired Entity”) as a result of a merger or consolidation of the Acquired Entity into our Company or any of our affiliates or as a result of the acquisition of the stock or property of the Acquired Entity by us or any of our affiliates, the Committee may grant awards (“Substitute Awards”) to the current and former employees, consultants and non-employee directors of the Acquired Entity in substitution for options and other stock-based awards granted by the Acquired Entity in order to preserve the economic value of the awards held by the current and former employees and non-employee directors of, and non-employee consultants to, the Acquired Entity immediately prior to its merger or consolidation into, or acquisition by, our Company or any of our affiliates.

Offering of Common Stock
Under the terms of the Plan, 6.0 million shares of our common stock ($0.125 par value) will be available for delivery in settlement of awards (including incentive stock options). The stock delivered to settle awards made under the Plan may be authorized and unissued shares or treasury shares, including shares repurchased by us for purposes of the Plan. If any shares subject to any award granted under the Plan (other than a Substitute Award) is forfeited or otherwise terminated without delivery of such shares (or if such shares are returned to us due to a forfeiture restriction under such award), the shares subject to such awards will again be available for issuance under the Plan. However, any shares that are withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will continue to be treated as having been delivered under the Plan and will not again be available for grant under the Plan.

At April 6, 2012, the last reported sale price of our common stock on the New York Stock Exchange was $2.35 per share.

If a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of shares or other securities of the Company, or other rights to purchase shares of the Company’s securities or other similar transaction or event affects the common stock of the Company such that the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the Plan, the Committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with awards (whether or not then outstanding) and the exercise price relating to an award in order to prevent the dilution or enlargement of the benefits (or potential benefits) intended to be made available under the Plan. The Committee will not make any adjustment to the number of shares underlying any option or SAR or to the exercise price of any such option or SAR if such adjustment would subject the grantee to tax penalties under Section 409A of the Code or would cause such option or SAR (determined as if such option or SAR was an incentive stock option) to violate Section 424(a) of the Code.

In connection with an Acquired Entity’s merger or consolidation into, or acquisition by, our Company or any of our affiliates, the Committee may grant Substitute Awards to current and former employees and non-employee directors of, and non-employee consultants to, the Acquired Entity in substitution of stock or other stock-based awards granted to such individuals by the Acquired Entity in order to preserve the economic value of the awards held by the current and former employees and non-employee directors of, and non-employee consultants to, the Acquired Entity immediately prior to its merger or consolidation into, or acquisition by, our Company or any of our affiliates. Substitute Awards will not count against the overall limit on the number of shares of common stock available for issuance under this Plan nor will they count against the individual annual limits on awards described below.

Individual Annual Limits on Awards
The Plan limits the number of shares that may be issued and the amount of cash that may be paid to any individual pursuant to awards granted in any calendar year. The maximum number of shares of our common stock that are subject to awards granted to any individual in a single calendar year may not exceed 600,000 shares. In addition, the maximum value of all awards to be settled in cash or property other than our common stock that may be granted to any individual in a single calendar year may not exceed $2.5 million for all such Awards with performance periods exceeding 18 months and $1.75 million for all such Awards with performance periods that do not exceed 18 months. These limitations apply to the calendar year in which the awards are granted and not the year in which such awards settle.

Summary of Awards under the Plan (Including What Rights as a Stockholder, if any, Are Entailed by an Award)
The Plan permits the granting of any or all of the following types of awards to all grantees:

•	stock options, including incentive stock options (“ISOs”);
•	stock appreciation rights (“SARs”);
•	restricted stock;
•	deferred stock and restricted stock units;
•	performance units and performance shares;
•	dividend equivalents;
•	bonus shares;
•	other stock-based awards; and
•	cash incentive awards.

Generally, awards under the Plan are granted for no consideration other than prior and future services. Awards granted under the Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the Plan or other plan of ours; provided, however, that if an SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term and the exercise price of the SAR may not be less than the exercise price of the ISO. The material terms of each award will be set forth in a written award agreement between the grantee and us.

Stock Options and SARs.

The Committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of ours or one of our subsidiary corporations). A stock option allows a grantee to purchase a specified number of shares of our common stock at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or an SAR will be determined by the Committee and set forth in the award agreement but the exercise price may not be less than the fair market value of a share of common stock on the grant date. The term of each option or SAR is determined by the Committee and set forth in the award agreement, except that the term may not exceed 10 years. Such awards are exercisable in whole or in part at such time or times as determined by the Committee and set forth in the award agreement. Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), by delivering shares of our common stock previously owned by the grantee, or with the approval of the Committee, by delivery of shares of our common stock acquired upon the exercise of such option or by delivering restricted shares. The Committee may also permit a grantee to pay the exercise price of an option through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us. Methods of exercise and settlement and other terms of the SARs will be determined by the Committee and set forth in the award agreement.

Restricted Shares.

The Committee may award restricted shares consisting of shares of our common stock which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. A grantee receiving restricted shares will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the award agreement. Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.

Restricted Stock Units and Deferred Stock.

The Committee may also grant restricted stock unit awards and/or deferred stock awards. A deferred stock award is the grant of a right to receive a specified number of shares of our common stock at the end of specified deferral periods or upon the occurrence of a specified event, which satisfies the requirements of Section 409A of the Code. A restricted stock unit award is the grant of a right to receive a specified number of shares of our common stock upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achieved of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will be lapse without the issuance of the shares underlying such award.

Awards of restricted stock units and deferred stock are subject to such limitations as the Committee may impose in the award agreement. Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership. The award agreement will provide whether grantees may receive dividend equivalents with respect to restricted stock units or deferred stock, and if so, whether such dividend equivalents are distributed when credited or deemed to be reinvested in additional shares of restricted stock units or deferred stock.

Performance Units.

The Committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The initial value of a performance unit will be determined by the Committee at the time of grant. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

Performance Shares.

The Committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

Bonus Shares.

The Committee may grant fully vested shares of our common stock as bonus shares on such terms and conditions as specified in the award agreement.

Dividend Equivalents.

The Committee is authorized to grant dividend equivalents which provide a grantee the right to receive payment equal to the dividends paid on a specified number of shares of our common stock. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the Plan. If deferred such dividend equivalents may be credited with interest or may be deemed to be invested in shares of our common stock or in other property. No dividend equivalents may be granted in conjunction with any grant of stock options or SARs.

Cash Incentive Awards.

The Committee may grant cash incentive awards to any eligible person in such amounts and upon such terms, including the achievement of specific performance goals during the applicable performance period, as the Committee may determine. An eligible person may have more than one cash incentive award outstanding at any time. For instance, the Committee may grant an eligible employee one cash incentive award with a calendar year performance period as an annual incentive bonus and a separate cash incentive award with a multi-year performance period as a long-term cash incentive bonus.

The Committee shall establish performance goals applicable to each cash incentive award in its discretion and the amount that will be paid to the grantee pursuant to such cash incentive award if the applicable performance goals for the performance period are met. If an eligible person earns the right to receive a payment with respect to a cash incentive award, such payment will be made in cash in accordance with the terms of the award agreement. If the award agreement does not specify a payment date with respect to a cash incentive award, payment of the cash incentive award will be made no later than the 15th day of the third month following the end of the taxable year of the grantee or our fiscal year during which the performance period ends.

Other Stock-Based Awards.

In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Performance-Based Awards
The Committee may require satisfaction of preestablished performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the Plan, or as a condition to accelerating the timing of such events.

The performance measure(s) to be used for purposes of any awards (other than stock options or SARs) that are intended to satisfy the “performance based” exception to tax deductibility limitations under Code Section 162(m) will be chosen from among the following: the attainment of a specified fair market value per share of our common stock for a specified period of time; earnings per share; earnings per share from continuing operations; total shareholder return; return on assets; return on equity; return on capital; earnings before or after taxes, interest, depreciation, and/or amortization; return on investment; interest expense; cash flow; cash flow from operations; revenues; sales; costs; assets; debt; expenses; inventory turnover; economic value added; cost of capital; operating margin; gross margin; net income before or after taxes; operating earnings either before or after interest expense and either before or after incentives or asset impairments; attainment of cost reduction goals; revenue per customer; customer turnover rate; asset impairments; financing costs; capital expenditures; working capital; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; customer satisfaction, aggregate product price and other product price measures; safety record; service reliability; debt rating; and achievement of business and operational goals, such as market share, new products, and/or business development.

Applicable performance measures may be applied on a pre- or post-tax basis. In addition, the Committee may provide that the formula for such award may include or exclude certain items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

The Committee has the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that awards which the Committee intends to qualify for the performance-based exception to the tax deduction limitations under Code Section 162(m) may not be adjusted upward unless the Committee intends to amend the award to no longer qualify for the performance-based exception. The Committee retains the discretion in all events to adjust such awards downward.

Payment and Deferral of Awards
Awards may be settled in cash, stock, other awards or other property, in the discretion of the Committee. The Committee may permit grantees to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, which must comply in both form and substance with the requirements of Section 409A of the Code to ensure that the grantee will not be subjected to tax penalties imposed under Section 409A of the Code. The Plan authorizes the Committee to place shares or other property in trusts or make other arrangements to provide for payment of our obligations under the Plan. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld to satisfy such tax obligations.

Transfer Limitations on Awards
Awards granted under the Plan generally may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. Each award will be exercisable during the grantee’s lifetime only by the grantee or, if permitted under applicable law, by the grantee’s guardian or legal representative. However, transfers of awards to family members (or family trusts or family-controlled partnerships) for estate planning purposes may be permitted in the discretion of the Committee.

Change of Control
If there is a merger or consolidation of us with or into another corporation or a sale of substantially all of  our stock (a “Corporate Transaction”) and the outstanding awards are not assumed by surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), such awards will vest and become non-forfeitable and will be become exercisable and any conditions on such awards will lapse. If an option or SAR becomes exercisable as a result of a Corporate Transaction in which such awards are not assumed or replaced by the surviving company (or its parent company), the Committee may either (i) allow grantees to exercise such outstanding options and SARs within a reasonable period prior to the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all outstanding options and SARs in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price) if the options and SARs were exercised immediately prior to the Corporate Transaction.  If an exercise price of the option or SAR exceeds the fair market value of our common stock and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee.

Amendment to and Termination of the Plan
The Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

In addition, subject to the terms of the Plan, no amendment or termination of the Plan may materially and adversely affect the right of a grantee under any award granted under the Plan.

Unless earlier terminated by the Board, the Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on May 17, 2022. The terms of the Plan shall continue to apply to any awards made prior to the termination of the Plan until we have no further obligation with respect to any award granted under the Plan.

Federal Income Tax Consequences
The following discussion summarizes the certain Federal income tax consequences of the Plan based on current provisions of the Code, which are subject to change. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular grantee based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A or golden parachute excise taxes under Code Section 4999), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties.  Because individual circumstances may vary, the Company advises all grantees to consult their own tax advisors concerning the tax implications of awards granted under the Plan.

Options and SARs. A recipient of a stock option or SAR will not have taxable income upon the grant of the stock option or SAR.  For stock options that are not incentive stock options and for stock appreciation rights, the grantee will recognize ordinary income upon exercise in an amount equal to the value of any cash received, plus the difference between the fair market value of the freely transferable and non-forfeitable shares received by the grantee on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be a long-term or short-term capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the grantee, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the grantee on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the grantee holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the grantee will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

Generally, a company can claim a Federal income tax deduction equal to the amount recognized as ordinary income by a grantee in connection with the exercise of a stock option or SAR, but not relating to a grantee’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an incentive stock option if the grantee holds the shares for the legally-required period.

Restricted Shares. Unless a grantee makes the election described below, a grant of restricted shares will not result in taxable income to the grantee or a deduction for us in the year of grant. The value of such restricted shares will be taxable to a grantee as ordinary income in the year in which the restrictions lapse. Alternatively, a grantee may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant, provided the grantee makes the election within 30 days after the date of such grant. If such an election were made, the grantee would not be allowed to deduct at a later date the amount included as taxable income if the grantee should forfeit the shares of restricted stock. The amount of ordinary income recognized by a grantee is deductible by us in the year such income is recognized by the grantee, provided such amount constitutes reasonable compensation to the grantee. If the election described above is not made, then prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the grantee as additional compensation in the year received, and we will be allowed a corresponding deduction.

Other Awards. Generally, when a grantee receives payment in settlement of any other award granted under the Plan, the amount of cash and the fair market value of the shares received will be ordinary income to such grantee, and we will be allowed a corresponding deduction for Federal income tax purposes.

Generally, when a grantee receives payment with respect to dividend equivalents, the amount of cash and the fair market value of any shares or other property received will be ordinary income to such grantee. We will be entitled to a Federal income tax deduction in an amount equal to the amount the grantee includes in income.

If the grantee is an employee or former employee, the amount the grantee recognizes as ordinary income in connection with an award (other than an incentive stock option) is subject to tax withholding.

Limitations on Deductions. Code Section 162(m) limits the Federal income tax deductibility of compensation paid to our chief executive officer and any of our three other most highly compensated executive officers (other than the chief financial officer) serving on the last day of the fiscal year and listed as “named executive officers” in our proxy statement (“covered employees”). The limit is generally $1 million. Compensation that qualifies as performance-based compensation is excluded from the $1 million deductibility cap of Code Section 162(m) and therefore remains fully deductible by us. Stock options and SARs granted under the Plan will qualify as such performance-based compensation. The Committee may also condition other awards intended to qualify as performance-based compensation upon achievement of pre-established performance goals granted to Company employees whom the Committee expects to be covered employees at the time the compensation is received. Generally, time-vested awards under the Plan, such as restricted stock and time-vested restricted stock units, will not qualify as performance-based compensation, so that compensation paid to covered employees in connection with such awards, to the extent it and other compensation subject to the Code Section 162(m) deductibility cap exceed $1 million in a given year, may not be deductible by us. A number of requirements must be met in order for particular compensation to qualify as performance-based, including a requirement that the performance measures used to measure performance must be approved by our stockholders. Accordingly, we are seeking stockholder approval of the Plan to permit awards to comply with the performance-based compensation requirements of Code Section 162(m). However, there can be no assurance that all such compensation under the Plan will be fully deductible under all circumstances.

Deferred Compensation Under Section 409A of the Code. Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A.  Generally, Code Section 409A imposes accelerated inclusion in income and tax penalties on the recipient of deferred compensation that does not satisfy the requirements of Code Section 409A. Options, SARs and restricted shares granted under the Plan will typically be exempt from Code Section 409A. Other awards may result in the deferral of compensation.  Awards under the Plan that may result in the deferral of compensation are intended to be structured to meet applicable requirements under Code Section 409A. Certain grantee elections and the timing of distributions relating to such awards must also meet requirements under Code Section 409A in order for income taxation to be deferred and tax penalties avoided by the grantee upon vesting of the award.

New Plan Benefits
In view of the discretionary authority vested in the Committee under the Plan and because any benefit under the Plan may depend on a variety of factors, including the value of our common stock from time to time, it is not possible to estimate or determine the number of shares or the value of any awards that may be made to any of our directors, executive officers or employees under the Plan if it is approved by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 3

Proposal 4—Advisory Vote on the Compensation of our Named Executive Officers

We are providing our shareholders with the opportunity to cast an advisory vote on the compensation of the executive officers named in the summary compensation table of this proxy statement (our “named executive officers” or “NEOs”).  We believe that it is appropriate to seek the views of our shareholders on the design and effectiveness of our executive compensation program. This resolution is required by Section 14A of the Securities Exchange Act of 1934.  While our Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

Our goal for the executive compensation program is to attract, motivate and retain a talented and experienced team of executives who will provide leadership for success in increasing the value of the Company for shareholders.  We seek to accomplish this goal in a way that rewards performance and is aligned with shareholders’ long-term interests.  We believe that our executive compensation program, which emphasizes performance-based compensation, achieves this goal and is now strongly aligned with the long-term interests of our shareholders.

Each of the named executive officers is employed at will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team. We believe the compensation program for the named executive officers is instrumental in helping us achieve strong financial performance. We request shareholder approval of the compensation for our named executive officers as disclosed according to the SEC’s compensation disclosure rules.  This disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

The Board of directors recommends a vote “FOR” adoption of the following resolution:

“RESOLVED, that the shareholders of Pulse Electronics Corporation approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related discussion.”

The Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board of Directors value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 4

Proposal 5 — Other Business

The Board does not know of any other matters to come before the meeting. However, if additional matters are presented at the meeting, the enclosed proxy confers discretionary authority with respect to those matters.

PERSONS OWNING MORE THAN FIVE PERCENT OF OUR STOCK

The following table describes persons we know to have beneficial ownership of more than 5% of our common stock at March 9, 2012.  Our knowledge is based on reports filed with the Securities and Exchange Commission by each person or entity listed below.  Beneficial ownership refers to shares of common stock that are held directly or indirectly by the owner.  No other classes of stock are outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
DePrince, Race & Zollo, Inc.	4,386,531	(1)	10.45%
250 Park Avenue South, Suite 250
Winter Park, FL 32789

BlackRock, Inc.	3,494,977	(2)	8.33%
40 East 52nd Street
New York, NY 10022

Royce and Associates, LLC	2,667,939	(3)	6.36%
745 Fifth Avenue
New York, NY 10151

Goldman Sachs Asset Management	2,446,780	(4)	5.83%
200 West Street
New York, NY 10282

The Vanguard Group, Inc.	2,213,769	(5)	5.27%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
Of the 4,386,531 shares reported as beneficially owned by DePrince, Race & Zollo, Inc., it has both sole voting power and sole dispositive power over all 4,386,531 shares. This information is based on a Schedule 13G/A filed on February 15, 2012.

(2)
Of the 3,494,977 shares reported as beneficially owned by BlackRock, Inc., it has both sole voting power and sole dispositive power over all 3,494,977 shares. This information is based on a Schedule 13G/A filed on February 10, 2012.

(3)
Of the 2,667,939 shares reported as beneficially owned by Royce and Associates, LLC, it has both sole voting power and sole dispositive power over all 2,667,939 shares.  This information is based on a Schedule 13G/A filed on January 20, 2012.

(4)
Of the 2,446,780 shares reported as beneficially owned by Goldman Sachs Asset Management, it has both shared voting power and shared dispositive power over all 2,446,780 shares. Goldman Sachs Asset Management is comprised of Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC. This information is based on a Schedule 13G filed on February 10, 2012.

(5)
Of the 2,213,769 shares reported as beneficially owned by The Vanguard Group, Inc., it has sole voting power over 54,443 shares. It has sole dispositive power over 2,159,326 shares and shared dispositive power over 54,443 shares. This information is based on a Schedule 13G filed on February 10, 2012.

STOCK OWNED BY DIRECTORS AND OFFICERS

The following table describes the beneficial ownership of common stock by each of our named executive officers, directors and nominees, and our named executive officers and directors as a group, at March 9, 2012:

Name	Common Stock (1)		Common Stock Equivalents (2)	Total Beneficial Ownership	Percent of Class
Alan H. Benjamin	122,595	(3)	10,034	132,629	*
John E. Burrows, Jr.	53,686	(4)	--	53,686	*
Justin C. Choi	7,619	(4)	--	7,619	*
Steven G. Crane	7,619	(4)	--	7,619	*
Howard C. Deck.	26,703	(4)	--	26,703	*
John R. D. Dickson	31,608	(4)	9,042	40,650	*
Ralph E. Faison.	150,407	(4)	81,250	231,657	*
John Houston.	162,568	(4)	4,841	167,409	*
Edward M. Mazze	50,806	(4)	--	50,806	*
Michael J. McGrath.	46,806	(4)(5)	--	46,806	*
C. Mark Melliar-Smith.	53,936	(4)	--	53,936	*
Drew A. Moyer	117,171	(4)	9,937	127,108	*
Lawrence P. Reinhold	17,619	(4)	--	17,619	*
Directors and executive officers as a group (13 people)	849,143		115,104	964,247	2.3%
__________________________

*	Less than one percent (1%).
(1)
Includes shares with restrictions and forfeiture risks under our restricted stock plan.  Owners of restricted stock have the same voting and dividend rights as our other shareholders except they do not have the right to sell or transfer the shares until the applicable restricted period has ended.  See "Compensation Discussion and Analysis – Long-Term Equity Incentives" on page 34.

(2)	Common Stock Equivalents include shares of our common stock subject to options currently exercisable or exercisable within 60 days after March 9, 2012 held by each person named above.
(3)	Includes shares directly owned and shares owned by a trust of which Mr. Benjamin is a trustee.
(4)	All shares are directly owned by the officer or director.
(5)
Mr. McGrath resigned from the Company effective April 29, 2011. The information reported for Mr. McGrath is based on information available to us as of his termination date and may not reflect current beneficial ownership.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors, Nominees and Executive Officers

The following table describes each person nominated for election to the Board of Directors, and each executive officer.  Our executive officers are appointed to their offices annually.

Name	Age	Position
Alan H. Benjamin	52	Senior Vice President and Chief Operating Officer
John E. Burrows, Jr.	64	Director (nominee)
Justin C. Choi	46	Director (nominee)
Steven G. Crane	55	Director (nominee)
Howard C. Deck	55	Director (nominee)
John R. D. Dickson	57	Senior Vice President, Human Resources and Chief Information Officer
Ralph E. Faison	53	President, Chief Executive Officer and Chairman (nominee)
John A. Houston	66	Senior Vice President, Sales and Marketing
C. Mark Melliar-Smith	66	Director (nominee)
Drew A. Moyer	47	Senior Vice President, Chief Financial Officer, and Corporate Secretary
Lawrence P. Reinhold	52	Director (nominee)

There are no family relationships between any officers or directors. There are no arrangements or understandings between any officers or directors and another person that would provide for the other person to become an officer or director.

Background and Qualifications of Officers and Nominees

Alan H. Benjamin has served as Chief Operating Officer since February 2011 and as our Senior Vice President since May 2008. Mr. Benjamin was President of our subsidiary Pulse Electronics, Inc. (formerly Pulse Engineering, Inc.) from March 2008 until August 2010. He was Chief Operating Officer of Pulse Electronics, Inc. from January 2007 until March 2008, Senior Vice President from 2005 until 2007, and Vice President from 1998 until 2005. Prior to joining Pulse, Mr. Benjamin worked in various marketing, sales and engineering positions for Hewlett-Packard and Pacific Data Products. He holds a Bachelor of Science degree in Electrical Engineering from Duke University and is a graduate of Harvard’s Advanced Management Program.

John E. Burrows, Jr. has served as a director of our Company since 1994 and is currently lead director of the Board. He is an Operating Partner with the venture capital firm, Element Partners of Radnor, PA, and CEO of one of Element’s portfolio companies, Energex, Inc. From 1995 to 2007, he was the President and CEO of SPI Holding Co., a global producer of specialty chemicals and drug delivery systems. He is also a director of Kingsbury, Inc., a manufacturing company.  He holds a degree in Aerospace Engineering from Georgia Tech and an MBA from the University of Virginia.

Mr. Burrows brings to the Board significant leadership experience gained through serving as Chief Executive Officer in multiple companies. He also provides extensive global manufacturing and operational experience, and understands the complexities of international markets and leading a global organization.

Justin C. Choi has served as a director of our company since May 2010.  He is the Executive Vice President, General Counsel and Secretary of Trustwave Holdings, Inc., a leading provider of on-demand data compliance solutions that enable organizations of all sizes to efficiently and cost effectively achieve and maintain compliance with regulatory requirements and industry standards. From 2006 to 2007, he was the Senior Vice President, General Counsel and Secretary at Andrew Corporation, a NASDAQ company and global manufacturer of electronic components for the wireless industry that operated in 25 countries. Prior to then, Mr. Choi had been an attorney with the law firm Paul Hastings, Senior Counsel at Lucent Technologies, and Vice President of Law, Corporate and Securities with Avaya, a spin-off of Lucent Technologies. He holds a J.D. degree from Northwestern University School of Law and a B.A. from The Johns Hopkins University.

Mr. Choi has substantial experience in corporate governance and best practices for boards of directors for publicly traded companies, and in the legal affairs of publicly traded technology companies. He also brings substantial transactional experience, including mergers and acquisitions.

Steven G. Crane has served as a director of our company since May 2010.  He is the Chief Financial Officer of ModusLink Global Solutions, Inc., a NASDAQ company providing customized supply chain management services to the world’s leading high technology companies. From 1999 to 2007, he was with Interactive Data Corporation, most recently as subsidiary President, FT Interactive Data from 2006 to 2007 and, prior to that, as its Chief Financial Officer responsible for all aspects of the company’s financial functions from 1999 to 2006.  He holds a Masters of International Management degree from the Thunderbird Graduate School of International Management and a B.S. in mechanical engineering from Tulane University.

As the Chief Financial Officer of ModusLink, Mr. Crane has the experience of leading the financial management of a global public company, and he understands the challenges of managing complex global organizations. Having been president of a company, he also brings leadership and operational expertise to our Board.  Mr. Crane is valuable to our Board due to his depth of financial experience and leadership background.

Howard C. Deck has served as a director of our company since October 2008. He is President and Chief Executive Officer of Icynene, Inc., a privately held manufacturer of spray polyurethane foam insulation products.  From 2004 until 2009 he was President of CertainTeed Corporation’s Insulation Group (a unit of Paris-based Compagnie de Saint-Gobain), a manufacturer of fiber glass insulation products.  During his 15 years at Saint-Gobain, he also headed the company’s Precision Abrasives business in North America and was President of its worldwide Superabrasives and Composite Materials businesses.  He holds a Master of Science in mechanical engineering from Purdue University and a Masters of Business Administration from Harvard Business School and has extensive international financial experience as well.

Mr. Deck brings to the Board extensive executive-level leadership and manufacturing experience as President and Chief Executive Officer of a manufacturing company, past President of a unit of one of the world’s largest materials groups, as well as other leadership and management roles during his 15 years at Saint-Gobain. Serving in these roles, he also gained significant expertise in global markets.

John R. D. Dickson has served as Senior Vice President and Chief Information Officer of Pulse Electronics Corporation since March 2011. Prior to joining Pulse, Mr. Dickson served as Senior Vice President and Chief Information Officer of Andrew Corporation and held numerous management positions in engineering, business development, and sales and marketing, as well as business unit management and operations. Prior to joining Andrew Corporation in 1975, he was employed by Ferranti Electronics as a radar antenna design engineer. He holds a Higher National Diploma in physics from Napier University, Edinburgh, Scotland.

Ralph E. Faison has served as our Chief Executive Officer since January 2011 and became Chairman of our Board in March 2011. From February 2003 to December 2007, Mr. Faison served as Chief Executive Officer of Andrew Corporation, a public company and manufacturer of communications equipment and systems.  From June 2002 to December 2007, Mr. Faison also served as President and a director of Andrew Corporation. From June 2002 to February 2003, Mr. Faison served as a Chief Operating Officer of Andrew Corporation. From June 2001 to June 2002, he served as President and Chief Executive Officer of Celiant Corporation, a manufacturer of power amplifiers and wireless radio frequency systems, which was acquired by Andrew Corporation in June 2002. From October 1997 to June 2001, Mr. Faison was vice president of the New Ventures Group at Lucent Technologies, a communications service provider, and from 1995 to 1997 he was vice president of advertising and brand management at Lucent Technologies. Prior to joining Lucent, Mr. Faison held various positions at AT&T, a voice and data communications company, including as vice president and general manager of AT&T's wireless business unit and manufacturing vice president for its consumer products unit in Bangkok, Thailand.  He is a current member of the Board of Directors of NETGEAR, Inc. and BLINQ Networks. Mr. Faison received a B.B.A. degree in marketing from Georgia State University and a M.S. degree in management as a Sloan Fellow from Stanford University.

As the only management representative on the Board, Mr. Faison provides an insider’s perspective about the business and on the strategic direction of the company to Board discussions. He also brings to the Board strong executive leadership and management vision, as well as public company board experience.

John A. Houston has been Senior Vice President of Pulse Electronics Corporation since November 2010. Mr. Houston has 37 years of experience in worldwide manufacturing, distribution and engineering of high technology products. He is responsible for global sales and marketing. Since joining Pulse in 1982, Mr. Houston held positions including Senior Vice President of the Network, Wireless and Power Products Group, Senior Vice President of the Business Groups and Vice President of the North American Business Unit. His responsibilities included marketing, sales and customer service. He has also held numerous positions at leading manufacturing companies including Philips and Corning.  Mr. Houston holds a B.S. degree in Civil Engineering from State University of New York at Buffalo.

C. Mark Melliar-Smith has served as a director of Pulse Electronics Corporation since January 2002. He is the President of Multi-Strategies Consulting, a consulting and investment company located in Austin, Texas, which specializes in early stage start-up companies in the high technology sector. He is also the Chief Executive Officer of Molecular Imprints, which manufactures semiconductor process equipment.  From January 2002 to October 2003, Mr. Melliar-Smith was a Venture Partner with Austin Ventures, a venture capital firm. From 1997 through 2001, Mr. Melliar-Smith was the President and Chief Executive Officer of International SEMATECH, a research and development consortium for the integrated circuit industry.  Mr. Melliar-Smith also serves as a director of Power One Inc. and Molecular Imprints, Inc.  He holds a Bachelor of Sciences and Ph.D. degree in Chemistry from Southampton University, UK as well as an MBA from Rockhurst College, Kansas City.

Mr. Melliar-Smith brings to the Board extensive executive management and financial experience, having served in the capacity of President of a consulting company, Chief Executive Officer of a manufacturing company, a Venture Partner with a venture capital firm and President and CEO of a research and development consortium. Mr. Melliar-Smith, who holds an MBA and a Ph.D., is also a valuable contributor to the technology vision of the Company, as President of a consulting company which specializes in start-up high-tech companies. Having also served on the compensation and audit committees of other companies’ Boards, Mr. Melliar-Smith provides valuable perspective. He has accounting or related financial management expertise, as defined by the NYSE listing standards.

Drew A. Moyer has served as our Senior Vice President and Chief Financial Officer since August 2004. Mr. Moyer also served as our Interim Chief Executive Officer and President from August 2010 until January 2011. He was President of our electrical contacts segment, which was sold in 2010, from 2006 until 2009; our Vice President from May 2002 until August 2004; Secretary from January 1997 until August 2004, May 2008 through March 2011, and since July 2011.  He was Corporate Controller and Chief Accounting Officer from May 1995 until August 2004. Mr. Moyer joined Pulse in 1989 and was previously employed by Ernst & Young LLP.  He holds a Bachelor’s degree in accounting from Temple University and an MBA in Finance and International Business from Drexel University.  He is a Certified Public Accountant.

Lawrence P. Reinhold has served as a director of our company since May 2010. Mr. Reinhold is the Executive Vice President, Chief Financial Officer and a Director of Systemax Inc., a NYSE listed company that sells personal computers and supplies, consumer electronics and industrial products through branded web sites, direct mail, and retail stores in North America and Europe, as well as designs and manufactures personal computers, computer components and other products. From 2002 to 2005, he served as Executive Vice President and Chief Financial Officer of Greatbatch, Inc., a NYSE listed multinational developer and manufacturer of electronic components used in implantable medical devices. Prior to that, he was the Executive Vice President and Chief Financial Officer of Critical Path, Inc., a multinational enterprise application software company, and was with PricewaterhouseCoopers for 18 years, first as a staff accountant and eventually became the firm’s managing partner for its Technology, Information, Communications, Entertainment & Media practice in the Midwest. Mr. Reinhold is a CPA and a member of the American Institute of CPAs and Finance Executives International. He holds an MBA and a B.S./B.A. from San Diego State University.

Mr. Reinhold brings to the Board extensive experience in the electronics industry, having served in an executive leadership capacity in this industry for almost ten years. He also brings public accounting experience to the Board as a certified public accountant and has a substantial background in the management of finance, legal, human resources, risk management, IT, internal audit, corporate development, and strategic planning functions. His experience at Systemax brings knowledge of design, engineering and contract manufacturing operations in Asia.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Statement of Principles Policy

Our Corporate Governance Guidelines and our Statement of Principles Policy are available on our website: www.pulseelectronics.com.  They are also available in print to any shareholder who requests them. Our Statement of Principles Policy is intended to be a code of business conduct and ethics for directors, officers and employees, within the meaning of the NYSE listing standards and SEC rules.

Independent Directors

Our Corporate Governance Guidelines provide that a majority of our directors must be independent.  In determining the independence of our directors, our Board has adopted the NYSE’s tests for independence as provided in the NYSE listing standards. With the exception of Mr. Faison, none of our directors has any material relationship with Pulse Electronics Corporation and all are independent within the NYSE’s definition. Mr. Faison is not independent because he is our Chief Executive Officer.

Board Policies and Procedures

We have adopted a number of policies and procedures to strengthen the independence of our directors and to improve their ability to maximize Pulse’s value to you as shareholders. These policies include stock ownership guidelines for directors. Prior to and during 2011, in accordance with our Board policies, our directors were required to purchase not less than $100,000 of our common stock (based on cost at the time of purchase or award) during his or her initial three years on the Board.  Shares received as part of director's fees counted in the calculation of shares "purchased" since they were received in exchange for services and constitute ordinary income to the director on which he/she is responsible for income taxes.  We do not reimburse directors for any portion of taxes due on these shares.  When a director had purchased shares of common stock with a cost basis of $100,000, there was no further obligation to acquire additional shares and the director was deemed to have made a meaningful investment in our common stock.  However, directors were encouraged to continue to purchase common stock to clearly align their interests to those of the shareholders in a material way.

To further demonstrate director interest in, and commitment to, the Company, our Compensation Committee approved Executive and Director Ownership Guidelines on December 16, 2011. The Guidelines are expressed as a multiple of base salary or a director’s annual retainer. Currently, a non-employee Board member’s requirement is fixed at five times his annual retainer, but the committee will periodically update the multiple levels for changes in salary/retainer and stock price. Until the applicable guideline is achieved, the director is required to retain an amount equal to 50% of the net shares received as a result of the exercise of Pulse stock options or the vesting of stock grants. Because directors must retain a percentage of shares resulting from any exercise of Pulse stock options or the vesting of stock until they achieve the specified guidelines, there is no minimum time period required to achieve the guidelines. Failure to meet or, in the absence of unique circumstances, to show progress toward meeting the stock ownership requirements may result in a reduction in future long-term incentive equity grants and/or payment of future annual and/or long-term cash incentive payouts in the form of stock.  The full text of the Executive and Director Stock Ownership Guidelines can be found on our website at www.pulseelectronics.com/governance.

Certain Relationships and Related Transactions

Under our Statement of Principles Policy, conflicts of interest and/or self-dealing between any employee and the Company are prohibited.  Therefore, no employee may have a financial interest (as defined in this policy) in any transaction in which the Company is involved.  In addition, no employee may retain for him or herself an opportunity that is available to the Company.  Any such financial interest must be disclosed to the Company’s Ethics Officer and any conflict of interest, self-dealing or corporate opportunity involving an employee must be disclosed to our Audit Committee or Chief Executive Officer who will, in turn, bring this matter to the attention of the Audit Committee of our Board of Directors.  A conflict of interest, self-dealing or personal use of a corporate opportunity may be waived only by our Board of Directors and any such waiver will be promptly disclosed to our shareholders, in accordance with applicable laws.

Compensation Committee Interlocks and Insider Participation

Mr. Burrows, Mr. Crane and Mr. Deck served as members of the Compensation Committee during the fiscal year 2011.  None of the members of the Compensation Committee is or has ever served as an officer or employee of the Company or any of its subsidiaries. None of our executive officers served as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Board Meetings

The Board held seven meetings in 2011, including regularly scheduled and special meetings. No director attended fewer than 75% of the total Board meetings and committee meetings of which the director was a member during the period that he served.

Board Leadership Structure

We do not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board.  Mr. Faison now holds both of these positions.  Our Corporate Governance Guidelines provide that at each meeting of the Board of Directors, time will be set aside for independent directors to meet separately from management.  Mr. Burrows presides over and is the lead director at all executive sessions of non-management directors. Our Board of Directors believes that this structure provides the most efficient and effective leadership model while also providing effective oversight of the Company.  We believe that having a Chief Executive Officer/Chairman with extensive knowledge of our company gained through his day-to-day role in our operations enhances his ability to interact with both the Board of Directors and management and to communicate and implement business strategies developed with their guidance.  In the Board’s view, its current structure, which includes a lead independent director and, assuming that the nominees are all elected, seven independent directors out of a total of eight directors, provides effective oversight of risk management and corporate governance issues.

Communications with the Board

The Board of Directors has implemented a process for shareholders and interested parties to send written, oral or e-mail communications to the non-management directors or the Audit Committee of the Board in an anonymous fashion. This process is further described on our website: www.pulseelectronics.com.

Director Attendance at Annual Meetings

While we do not have a formal policy regarding attendance by members of the Board at our annual meeting, we have always strongly encouraged our directors to attend our annual meeting and will continue to do so. In 2011, all of our directors attended our annual meeting of shareholders.

In 2012, it is expected that our Chairman, Ralph E. Faison, and our Lead Independent Director, John E. Burrows, Jr., will attend the annual meeting in person and that our other director nominees will attend in person or by telephone.

Committees

Our Board of Directors has three standing committees: audit, compensation and governance. The Board has determined that each director who serves on these committees is independent, as defined in applicable NYSE listing standards and SEC rules. The current members of each committee are:

Audit	Compensation	Governance
C. Mark Melliar-Smith, Chairman	John E. Burrows, Jr., Chairman	Edward M. Mazze, Chairman
Steven G. Crane	Steven G. Crane	Justin C. Choi
Edward M. Mazze	Howard C. Deck	Howard C. Deck
Lawrence P. Reinhold

The responsibilities of each committee are set forth in its respective written charter.  Each committee has a written charter, as approved by our Board of Directors, and each charter is available in print to any shareholder who requests them and may be found on our website: www.pulseelectronics.com.  The material responsibilities of each committee are summarized below.

Compensation Committee

The Compensation Committee

•	manages the formal process by which the Board determines our Chief Executive Officer’s annual and long-term equity compensation;

•	determines the salary and short term incentive compensation of our Chief Executive Officer and submits the recommended amounts and determination criteria to the Board for approval;

•	prepares and distributes to the Board, a “tally sheet” including all elements of CEO compensation and benefits for the current year as well as two previous years;

•
evaluates all components of executive officer compensation to ensure they are competitive, are aligned with our objectives and are properly structured to recruit, retain, incentivize and reward performance;

•	approves new executive compensation plans and recommends action to the Board;

•	approves any changes in executive compensation plans, policies, metrics and standards;

•	reviews payouts and distribution of all cash and equity-based compensation plans for executives in the incentive compensation plan;

•	reviews the fees of independent directors and submits recommendations to the full Board for approval;

•	for key executives, other than our Chief Executive Officer, evaluates and ensures that management development and succession plans, programs and processes are in place;

•
retains and terminates compensation consultants or other outside advisors as it deems necessary or appropriate for the purpose of assisting the committee in the evaluation of director, CEO or senior executive compensation;

•	oversees the preparation of the Compensation Discussion and Analysis included in our annual proxy statement; and

•	establishes annual goals and objectives for the committee and performs an annual self-evaluation of the performance of the committee.

During 2011, the Compensation Committee held five meetings.

Governance Committee

The Governance Committee

•	develops, with the Board, the annual Board objectives and ensures that each Board committee has annual objectives;

•	conducts an annual review, with full Board input, of performance against the Board objectives and ensures that each Board committee reports its performance to the Board;

•	conducts the director self evaluation process;

•
identifies and recommends to the Board qualified individuals to serve as directors.  The Governance Committee has the authority to engage, as needed, search firms and to approve fees and terms as appropriate;

•	recommends nominees to the shareholders, consistent with our bylaws, for election as directors;

•	recommends an appropriate on-boarding process for new directors and recommends appropriate opportunities for director continuing education;

•	periodically reviews, with the Chairman, the meeting frequency, structure and membership of the Board and Board committees;

•	facilitates full Board involvement in Chief Executive Officer and key executive succession plans by developing and managing the process;

•	considers and reports to the Board on emerging and relevant issues and trends in corporate governance and makes recommendations as appropriate; and

•	periodically reviews, with the Chairman, our governance guidelines and policies to ensure they meet our needs and are compliant with all material regulations.

During 2011, the Governance Committee held four meetings.

The Governance Committee selects nominees to the Board whom it believes have skills, background and experience that can be of assistance to management in guiding our business.  The committee believes that members of the Board should have experience sets and skills largely complementary to one another.  In filling Board openings, the committee has typically, but not always, engaged an independent search firm to assist in identifying candidates with the requisite skills required of a Board member in general as well as any specific skills believed to be required of an individual given the Company’s strategic plans.  While we do not have a written policy for Board membership, our Board of Directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions.  The Governance Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership.  These considerations are discussed by the Governance Committee in connection with the general qualifications of each potential nominee.

The committee, together with the Board, is responsible for evaluating overall Board performance.  The Board typically conducts an annual formal evaluation of its performance and goals attainment. The Governance Committee determines the process for this evaluation.

The committee will consider nominees recommended by a shareholder, but always reserves the right not to accept nominations that do not represent the best interests of shareholders.  A shareholder may nominate individuals to serve as directors at the annual meeting by complying with the advance notice provisions in our Amended and Restated Bylaws.

Audit Committee

The Audit Committee

•
reviews the financial reporting process to ensure the integrity of the Company’s consolidated financial statements, including, without limitation, review of the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission;

•	evaluates the independent registered public accountant’s qualifications and independence;

•	evaluates the performance of the company’s internal audit function and independent registered public accountants;

•	assesses the processes relating to the determination and mitigation of risks and the maintenance of an effective control environment; and

•	reviews the processes to monitor compliance with laws and regulations and our Statement of Principles.

The committee has separate regularly scheduled executive sessions with our independent registered public accountants, senior management and Internal Auditor.  During 2011, the Audit Committee held eight meetings.

In accordance with NYSE requirements, our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board, including the impact of risk on our financial position and the adequacy of our risk-related internal controls.  The Audit Committee receives regular reports from management regarding the Company’s assessment of risks.  The Audit Committee reports to the full Board of Directors, which also considers the Company’s risk profile.  The full Board of Directors focuses on the most significant risks facing the Company and the Company’s risk management strategies for these issues.  The Board endeavors to match these identified risks to the overall level of risk management, which the Board deems appropriate from time to time. For example, during 2011 the Audit Committee and the Board, in conjunction with management, developed enhanced policies and training programs relating to Foreign Corrupt Practices Act issues. While the Board oversees the Company’s risk management strategies, company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company.

Our Board has determined that Mr. Crane and Mr. Reinhold both qualify as audit committee financial experts and meet the criteria set forth in Item 407(d)(5)(ii) of Regulation S-K and are independent, as defined by the NYSE listing standards. This conclusion is based upon each of their backgrounds and experiences.  Mr. Crane and Mr. Reinhold each has been Chief Financial Officer of a global public company and Mr. Reinhold is a certified public accountant. Each maintains a broad and deep current working knowledge of the application of current accounting literature and practices in a business of the type and complexity of that of the Company.

Audit Committee Report

Management is responsible for producing our financial statements and for implementing and assessing our financial reporting process, including our system of internal control over financial reporting. KPMG LLP is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to assist the Board of Directors in its oversight of our consolidated financial statements.

The Audit Committee provided oversight on the progress and results of our testing of internal control over financial reporting. The Audit Committee also reviewed with management and the independent auditors the scope of the annual audit and audit plans, the results of internal and external audit examinations, the quality of our financial reporting, our process for legal and regulatory compliance and other matters.

In fulfilling the above responsibilities, the Audit Committee of the Board of Directors has:

1.  reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 30, 2011 with our management;

2.  discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.  received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as the same were in effect on the date of our consolidated financial statements; and

4.  discussed with our independent registered public accountants their independence.

Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 30, 2011 be included in Pulse Electronics Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2011.

Members of the Audit Committee

C. Mark Melliar-Smith, Chairman
Steven G. Crane
Edward M. Mazze
Lawrence P. Reinhold

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a description of our executive compensation philosophy and programs, the compensation decisions that have been made under those programs, and the factors considered in making those decisions. The CD&A focuses on the compensation of our Named Executive Officers (“NEOs”) for 2011, who were:

•	Ralph E. Faison, President and Chief Executive Officer;
•	Drew A. Moyer, Senior Vice President, Chief Financial Officer;
•	Alan H. Benjamin, Chief Operating Officer;
•	John Houston, Senior Vice President, Sales and Marketing;
•	John R.D. Dickson, Senior Vice President, Chief Information Officer & Human Resources; and
•	Michael J. McGrath, our Former Vice President, Treasury/Tax.

Executive Summary
The objective of our executive compensation program is to attract, retain, motivate, and reward those executives who are crucial to our success and to create long-term shareholder value.  The principal elements of our executive compensation program which are discussed in greater detail below include base salary, annual cash incentives, long-term equity incentives, retirement benefits, limited perquisites, and severance benefits. We strive to align the interests of our executives with those of our shareholders.  The Compensation Committee of our Board of Directors (the “Committee”) is comprised entirely of independent directors and is responsible for establishing and administering our executive compensation policies and practices.

2011 Highlights:  Fiscal year 2011 was a transitional year for us.  We have had significant changes in the scope of our businesses over the past few years and experienced successive changes in executive leadership, including four different Chief Executive Officers from 2009-2011. Mr. Faison became our new President and Chief Executive Officer on January 5, 2011.  The remainder of the senior executive team was also transformed.  New members were hired and others departed, including those that departed in connection with the relocation of our corporate headquarters from Trevose, Pennsylvania to San Diego, California.  In 2011, we implemented a strategic turnaround plan that included the following key initiatives:

•	Improving the wireless business;
•	Lowering operating expenses;
•	Optimizing manufacturing footprint and efficiencies; and
•	Implementing a new enterprise resource planning (ERP) system.

As a result of these initiatives, we made significant progress on our turnaround plan during 2011.  A summary of key financial results for 2011 appears below:

•	Annual revenue dropped by 14.6% versus 2010, primarily as a result of lower market demand in our network segment;
•	Selling, general and administrative expenses reached the $12 million run rate reduction target in third quarter of 2011, and were reduced by 11.2% for the full year;
•	Operating loss was $17.9 million, as compared to an operating loss of $15.8 million in 2010; and
•	Long-term debt increased by $11.8 million primarily driven by our restructuring needs.

In conjunction with the turnaround plan, we made several significant decisions regarding our executive compensation program in 2011:

•	Base salaries for the NEOs as well as other members of the senior management team were temporarily reduced by 10% (these reductions continue to remain in place into 2012);
•
In light of the need for significant turnaround initiatives, we suspended our annual incentive plan and therefore paid out zero in annual cash incentives to each of our NEOs (other than the minimum guaranteed bonus as a hiring inducement under Mr. Faison’s employment agreement, which he agreed to accept in the form of shares of our common stock in lieu of cash);

•	We implemented the long-term equity portion of our incentive plan, which provides for a majority of each award to be performance-based though the use of 60% options and 40% restricted stock;
•
A supplemental equity award was made to employees, including the NEOs, in December 2011 to recognize that previous grant levels had been below median market levels and to provide additional retention and motivation to increase shareholder value as the turnaround continues;

•	The tax gross-up previously included as part of stock awards was removed for grants starting with those made in December 2011;
•
To satisfy certain payments required under Mr. Faison’s hiring arrangement and terms of recruitment (including a guaranteed bonus for 2011 and payments and a reimbursement relating to moving him and his family to San Diego), Mr. Faison agreed to accept shares of our common stock in lieu of cash payments for these amounts, thus further increasing his shareholdings and reducing cash outlays by the Company;

•
As another cash savings measure, Mr. Moyer agreed to accept shares of our common stock in lieu of a promised cost of living salary adjustment in connection with his relocation to our new headquarters in San Diego;

•
We developed and implemented new share ownership requirements for our executives and directors, including the NEOs, to ensure the appropriate alignment of our executives’ interests with those of the shareholders;

•
An Executive Severance Policy was implemented for those executives without severance protections in an existing employment agreement and the new policy will apply to those executives currently covered by employment agreements upon the expiration of each agreement; no golden parachute excise tax gross-up was included in the new severance policy; and

•	A clawback provision was included in our Chief Executive Officer’s employment agreement.

The first advisory shareholder vote on our executive compensation practices (“say-on-pay”) was held at the 2011 shareholders meeting, as required by the Dodd-Frank legislation.  After consideration of this shareholder vote and given the substantial support received from shareholders (nearly 95% of the votes were cast in favor of our executive compensation program), the Committee continues to apply the same general principles described in this CD&A in its determination of the amounts and types of executive compensation.

Objectives and Design of Our Executive Compensation Program
We have the following objectives for our executive compensation program:

•	attract and retain talented and experienced executives by providing a competitive compensation package which is heavily weighted towards pay-for-performance;
•	motivate and reward executives whose performance is important to our growth, profitability and success;
•	align the interests of our NEOs and shareholders by motivating NEOs to accomplish objectives which we believe will increase shareholder value; and
•	motivate NEOs to work collaboratively.

Our mix of short-term and long-term compensation is designed to promote a balance between the short-term and long-term goals of our company and our shareholders.

Compensation Elements and Process
Our compensation program for NEOs consists of base salary, annual cash incentives, long-term equity incentives in the form of restricted stock and stock options, retirement benefits, severance benefits, and certain pre-existing perquisites that we expect to expire, as well as other benefits that are generally available to all of our salaried employees.

Our Chief Executive Officer regularly attends Committee meetings and plays a significant role in the determination of each element of incentive compensation for the NEOs other than himself. The Committee makes a recommendation regarding the Chief Executive Officer’s compensation to the Board of Directors for its approval. During 2011, Compensation Strategies, Inc., an independent third party compensation consulting firm, was engaged to advise the Committee on matters related to executive compensation. The consultant reports directly to the Compensation Committee but has been authorized by the Compensation Committee to work with certain executive officers of the Company. The consultant conducts regular reviews of total compensation of the named executive officers and members of the Board of Directors. The consultant also provides advice with respect to other executive and Board compensation issues that might arise during the year but otherwise provides no other services to the Company.

We compare our executives’ base salary and incentive compensation against data from purchased compensation studies, compensation consultants, surveys, and databases, as well as a peer group. In individual cases, the Committee may look at survey data with respect to an element of compensation for an NEO position standing alone. This might relate to a promotion, an increase in duties, or a perceived discrepancy between a current salary and a market rate of pay. These comparisons are used as one factor in the determination of compensation. The compensation data used in the past was compiled from similarly sized publicly traded companies in the electronics and electrical industries. In 2011, this competitive market data included information obtained from Compensation Strategies, Inc.’s private database of companies in the electronics industry of companies with approximately $500 million in annual revenues; other public survey sources were also used as a supplement. Given the variation in size of the companies from which compensation data is collected, all market compensation data is size-adjusted using statistical regression techniques to reflect 50th percentile pay levels for a company with annual revenues of $450 million. As such, the data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.

Compensation Strategies, Inc. recently developed a new peer group list, which will allow the Compensation Committee to take into consideration the compensation information publicly filed by a refined cross-section of companies in our industry, as well as several of our key customers and vendors.  Although this specific peer group was not part of the analysis and methodology utilized by the Compensation Committee and its advisor during 2011 and is subject to change from time to time, in the judgment of Compensation Strategies, Inc. and our Compensation Committee, this constitutes an appropriate peer group:

Zhone Technologies Inc.
Maxwell Technologies Inc.
Anaren Inc.
Bel Fuse Inc.
Interdigital Inc.
Methode Electronics Inc.
Powerwave Technologies Inc.
Aviat Networks Inc.
Emulex Corp.
Rogers Corp.
CTS Corp.
Tessco Technologies Inc.
Littelfuse Inc.
Plantronics Inc.
Aeroflex Holding Corp.
Power-One Inc.
Kemet Corp.
RF Micro Devices Inc.

In determining the appropriate individual compensation levels for NEOs, the Compensation Committee considers the peer group compensation data as well as the individual’s tenure, experience, skills, and individual and Company performance. Compensation levels for all NEOs, except our Chief Executive Officer, are developed by the Compensation Committee in consultation with our Chief Executive Officer and Compensation Strategies, Inc. The Compensation Committee engages in an active dialogue with our Chief Executive Officer concerning the Company’s strategic objectives and performance targets. The Compensation Committee reviews the appropriateness of the financial measures used as performance criteria in the incentive plans and the degree of difficulty in achieving specific performance targets. The Compensation Committee also reviews with our Chief Executive Officer the individual responsibilities, abilities and objectives achieved in the prior year for each of the NEOs. In the case of the Chief Executive Officer, the Compensation Committee develops its own recommendation with the assistance of Compensation Strategies, Inc., in executive session without the Chief Executive Officer, or any other member of management, present. The Compensation Committee reviews and approves the compensation for named executive officers, and the Board, including all independent members of the Board, also ratifies and approves such compensation.

Although we review total compensation for each NEO, we do not believe that compensation derived from one component should negate, reduce or increase compensation from other components. We generally target each component at approximately the market midpoint for NEOs performing similar duties at peer group companies, although individual amounts may vary above or below market levels as described below. We determine the appropriate level annually for each component of compensation based on a number of factors including compensation studies, peer group information, survey and database information that we periodically purchase, our own assessment of internal equity and consistency, executive retention considerations, market factors, individual performance, levels of responsibility, expected future contributions, expected and actual company performance, and the competitive environment for NEOs. Through 2011, we did not utilize compensation bands or specific allocations for types or amounts of incentive compensation.

Our total compensation in 2011 for NEOs as a group did not include any cash incentive bonuses (excluding the minimum guaranteed bonus of $325,000 provided as a recruitment incentive to Mr. Faison, which was ultimately paid to him in shares of our common stock in March 2012).

Base Salary
Although the NEOs’ compensation is structured so that a significant portion of each NEO’s compensation opportunity consists of annual and long-term incentive compensation, the Committee believes that base salary is an important element of compensation that also meets our compensation objectives. Base salaries for the NEOs are generally targeted at approximately the market midpoint for NEOs performing similar duties at comparable companies, although individual amounts may vary above or below market levels based on individual, company, and market considerations.  We review base salaries for our Chief Executive Officer and the other NEOs annually to determine if a change is appropriate. If appropriate, changes are effective in July. We also review base salaries upon a promotion or other change in job responsibility or circumstances.

For 2011, no base salary increases were given to any of the NEOs.  In fact, all of the NEOs’ base salaries (as well as the base salaries of other members of the senior management team) were reduced by 10% as part of our cost-reduction initiatives and to align base salaries to market rates in view of the smaller revenue size of our businesses.  After giving effect to the 10% reduction, which continues into 2012, our NEOs’ base salaries were approximately 8% below the market midpoint for 2011.  In addition, Mr. Moyer agreed to accept a grant of restricted shares of our common stock in lieu of a base salary increase promised to him as a cost-of-living adjustment as part of his relocation to our new headquarters in San Diego.  The grant consisted of 39,200 shares of restricted shares of our common stock, which vest 100% on the third anniversary of grant.

Annual Cash Incentives
The Committee believes that our annual incentive plan generally provides important performance incentives for the NEOs and other eligible executives and helps to further our compensation objectives. By design, the incentive opportunities for the NEOs comprise a significant portion of the NEOs’ total compensation.  For 2011, the Committee approved target annual incentive levels for each NEO, with the exception of our Chief Executive Officer (whose target annual incentive, subject to a guaranteed first year minimum for 2011, was established under his employment agreement). Each target annual incentive is expressed as a percentage of the NEO’s base salary.

The annual incentive plan for 2011 was designed to provide incentive compensation to our executives for exceeding certain net operating profit plan levels, as determined in early January 2011. The plan required a minimum consolidated net operating profit of at least $3 million in 2011. Net operating profit was defined as consolidated net operating profit excluding severance, asset impairments and other special charges related to actions which the Committee believed were important to simplify and restructure our company and position it for future growth and profitability.

In addition to the minimum net operating profit requirement, the Committee established EPS, net operating profit, and revenue goals for 2011, as well as a range of possible payouts based on a range of performance levels.  The EPS, net operating profit, and revenue goals were weighted 50%, 25%, and 25%, respectively.  Threshold payouts were set at 50% of each NEO’s target annual incentive, and the maximum payouts were set at 200% of annual incentive targets.  The Committee also had the ability to reduce (but not increase) any NEO’s annual incentive award by up to 20% based on its determination of the NEO’s individual performance.

However, following the arrival of Mr. Faison as our new Chief Executive Officer in the first quarter of 2011, in light of the need for significant turnaround initiatives, including cost containment and restructuring measures, as well as soft market demand for our products, we decided to suspend the annual incentive plan and therefore made no payments to our NEOs under the annual cash incentive plan.

As a recruitment incentive, Mr. Faison was entitled to receive a $325,000 guaranteed cash bonus for 2011.  To reduce our cash outlays, Mr. Faison suggested and accepted 130,522 shares of our common stock in lieu of this cash bonus.  These shares were issued to Mr. Faison in March 2012. For information concerning 153,996 additional shares of our common stock that were issued to Mr. Faison during 2011 in lieu of cash reimbursements for relocation costs, which had the effect of further increasing his equity interest in the Company and reducing our cash expenses, see “Perquisites and Other Benefits” below.

Long-Term Equity Incentives
Our long-term equity incentives for 2011 were administered under the Pulse Electronics Corporation Annual and Long-Term Incentive Plan and the related Incentive Compensation Plan (“ICP”). The ICP expired as of December 31, 2011. We used the ICP to incent key employees to continue in our service, to attract and retain key employees, and to encourage and reward performance, which is consistent with shareholder objectives. The Committee had the authority under the ICP to develop and implement forms of long-term incentive compensation for key employees. Under the ICP, we established the 2001 Stock Option Plan and the Restricted Stock Plan II (“RSP II”). Although the ICP does not require the Committee to issue restricted stock, stock options or other equity awards, we believe the issuance of such awards helps ensure our executives are motivated over the long-term to respond to our business challenges and opportunities as owners and not just as employees. The Committee views stock option and restricted stock awards as a regular component of compensation for executive officers, as well as for managerial level employees generally, because the Committee believes that such awards provide an incentive for key employees to remain with the Company and focus on the long-term performance of the Company. The ultimate value of the options and shares of restricted stock granted depends on the Company’s stock price, aligning the interests of recipients of those awards with the interests of the Company’s stockholders.

In 2011, the Committee awarded a combination of stock options and restricted stock to the NEOs.  The Committee determined that these types of equity awards align each NEO’s interests with those of shareholders, motivate NEOs to focus on our long-term performance, and aid in the retention of the NEOs.  With respect to the regular annual grants made in late January 2011 for Messrs. Moyer, Benjamin, and Houston, the Committee established targets for total annual long-term equity incentives, as a percentage of base salary. These percentages were 50% for Messrs. Moyer and Benjamin and 35% for Mr. Houston.  Options consisted of 60% of the total long-term equity incentive value, with restricted stock making up the remaining 40%.  Option grants were issued to Mr. Moyer for 39,746 shares, Mr. Benjamin for 40,136 shares, and Mr. Houston for 19,362 shares with an exercise price of $4.99 per share.  Restricted stock grants were issued to Mr. Moyer for 10,305 shares, Mr. Benjamin for 10,406 shares, and Mr. Houston for 5,020 shares.

Our Chief Executive Officer’s long-term incentive compensation for 2011 was established in his employment agreement, which included non-recurring, one-time inducement grants of stock options that were necessary for us to procure the services of a talented new Chief Executive Officer to lead us through our strategic turnaround initiatives.  Accordingly, in January 2011, Mr. Faison received initial stock option awards for 650,000 shares with exercise prices of $5.43 per share. In March 2011, Mr. Dickson was issued initial recruitment options for 36,166 shares with an exercise price of $6.15 per share in connection with his hiring.  As shown in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” below, under applicable financial accounting and SEC standards the grant date fair value of those recruitment awards to Messrs. Fasion and Dickson were $1.995 million and $125,134, respectively. As of our fiscal year end of December 30, 2011, the market value of our common stock was $2.80 per share, and thus the recruitment options issued to both Mr. Fasion and Mr. Dickson were significantly underwater.

In December 2011, supplemental awards of options and restricted stock were awarded to our senior management team, including the NEOs.  These awards generally were intended to bring the long-term equity incentive values closer to market levels since the total value of the January 2011 awards to a number of our NEO’s, including Messrs. Moyer, Benjamin, and Houston, as well as the initial award to Mr. Dickson, were below their respective market midpoints.  Supplemental option grants were issued to Mr. Faison for 126,217 shares, Mr. Moyer for 43,948 shares, Mr. Benjamin for 44,379 shares, Mr. Houston for 30,584 shares, and Mr. Dickson for 38,922 shares with an exercise price of $2.74 per share.  Supplemental restricted stock grants were issued to Mr. Faison for 56,536 shares, Mr. Moyer for 19,704 shares, Mr. Benjamin for 19,898 shares, Mr. Houston for 13,713 shares, and Mr. Dickson for 17,248 shares.

Options granted in 2011 have a seven-year expiration term, exercise prices equal to the closing price of our common stock on the date of grant, and vest 25% on each of the first four anniversaries of grant, with the exception of Mr. Faison’s recruitment award which vests 33% on the second, third, and fourth anniversaries of grant.  The 2011 grants of restricted stock vest 100% on the third anniversary of grant.  The income tax gross-up provision that had been used with respect to previous restricted stock awards was removed for all December 2011 restricted stock awards.

Share Ownership Guidelines
In 2011, the Committee adopted share ownership guidelines for the NEOs and other members of the senior management team that require our executives to hold and maintain a certain number of shares of our common stock.  The Chief Executive Officer is required to hold a number of shares equal to six times (6X) his base salary, the Chief Operating Officer and Chief Financial Officer are required to hold a number of shares equal to three times (3X) their respective base salaries, and the other NEOs are required to hold a number of shares equal to two times (2X) their respective base salaries.  Equity interests that count toward satisfaction of the guidelines include shares owned outright by the executive or his or her spouse and minor children, vested and unvested restricted stock, and shares held in a Section 401(k) or deferred compensation account.  Until such time as an executive achieves the applicable stock ownership level, he or she is required to retain at least 50% of the “net shares” of stock realized from any equity awards granted by us. “Net shares” are those that remain after shares of stock are sold or netted to pay the exercise price (if applicable) withholding and income taxes.  Since the executives must retain a portion of the shares of stock resulting from any exercise of an option or the vesting of restricted stock until they achieve their guideline levels, there is no minimum time period for them to achieve those levels.  Failure to meet or to show sustained progress toward meeting the guidelines may result in a reduction of future equity awards and/or payment of future cash incentives in the form of stock.

Severance and Termination Benefits
Severance and termination benefits for Messrs. Faison, Moyer, Benjamin, Houston, McGrath, and Dickson are described below in the section, “Executive Employment Arrangements.”  Severance and termination benefits provided to executives may include a lump sum payment, continuation of salary, health insurance and other benefits for a specified period of time, as well as accelerated vesting of restricted stock and stock options.

In addition, the Committee recently adopted an Executive Severance Policy. The policy is generally applicable to executives reporting to our Chief Executive Officer at the vice president level and above.  However, this policy does not currently apply to Messrs. Faison, Moyer, and Benjamin given the severance benefits that are already contained in their employment agreements.  The Committee intends that the policy will apply to these individuals to the extent the severance benefits under their employment agreements are no longer in place.  The policy applied immediately on April 6, 2012 to Messrs. Houston and Dickson.  The policy provides for severance benefits upon certain terminations of employment that are either related to or not related to a change in control of the company.  Cash severance benefits range from one to two times an individual’s base compensation (which is defined as annual base salary plus target bonus) for terminations not in connection with a change in control and from two to three times base compensation for terminations in connection with a change in control.  The policy also provides for continued healthcare benefits as well as a pro-rated bonus for the year of termination.  No golden parachute excise tax gross-up is provided under the policy.  Instead, the severance benefits will be reduced to an amount which does not trigger an excise tax, but only if the after-tax amount resulting from such reduction is greater than if no reduction is done.  The severance benefits available under the Executive Severance Policy are more fully described below in the section, “Executive Severance Policy.”

The RSP II provides for accelerated vesting of restricted stock awards upon certain events of termination of employment. If an employee dies, becomes totally disabled or retires on or after his normal retirement date prior to the expiration of the three year vesting requirement, then the three year vesting requirement ends and the shares are fully vested. If an employee elects to retire before his normal retirement date but after his early retirement date or has employment terminated by us other than for cause prior to the expiration of the three year vesting requirement, then the employee is entitled to pro-rata vesting of the shares and the cash award, if applicable. If the employee resigns or is terminated for cause prior to the vesting date, any unvested shares revert back to us and the employee has no further rights or interest in the shares. In the case of termination of employment other than for cause or an employee’s resignation, the committee may use its discretion to determine the proper treatment of unvested awards, taking into account factors it determines to be relevant.

Our stock option plan also provides for accelerated vesting of stock options upon certain events of termination of employment in a manner similar to the vesting under the RSP II. The period of exercisability is normally limited to 60 days following termination. This is extended to one year if the termination is due to disability, two years following early retirement, and six months following a participant’s death. In the case of death, the options may be exercised by the participant’s estate, representative or descendant. In no event can the period be extended later than the option expiration date.

Retirement Plans
We maintained a qualified defined benefit pension plan (the “Retirement Plan”) until December 31, 2010, when we froze the plan. The retirement plan covered those employees who were not eligible to participate in the Pulse Engineering, Inc. 401(k) Retirement Savings Plan. Messrs. Moyer and McGrath participated in the Retirement Plan during 2008, 2009 and 2010. Mr. Benjamin and Mr. Houston did not because they were covered by the Pulse Engineering, Inc. 401(k) Retirement Savings Plan. We made contributions to the Retirement Plan based upon actuarial calculations and the salary and service of each participant. Pension benefits under the Retirement Plan depend on the employee’s final average salary and years of credited service. The final average salary is the highest average base salary over three consecutive years during the 10-year period prior to termination of employment or the date of retirement or, if sooner, the 10-year period ending December 31, 2010.

Upon retiring on or after a participant’s normal retirement date (the later of age 65 or the fifth anniversary of the participant’s participation in the Retirement Plan), the participant is entitled to receive a single life annuity payable in equal monthly installments.  The amount of retirement benefits in this form each year is determined as follows:

•	For a participant with 30 or more years of credited service, the annual amount of retirement benefits is the greater of:
•	27.5% of the participant’s final average compensation plus 18.75% of the participant’s final average compensation in excess of “covered compensation”; or
•	$2,400.
•
For a participant with less than 30 years of credited service, the annual amount of retirement benefits is the amount determined above multiplied by a fraction, the numerator of which is equal to his years of credited service and the denominator of which is 30.

As an alternative to receiving benefits in the form of a single life annuity, the participant may elect in writing to receive benefits in one of the following optional forms:

•
Life annuity in level monthly payments, with either 60, 120 or 180 months certain. These payments are made to the participant for life and continue to a beneficiary of the participant for any period after the participant’s death and before expiration of the months certain.

•
Joint and survivor annuity continuing for life in level monthly payments to the participant and thereafter for life in level monthly payments to a designated beneficiary, if surviving, at either 50%, 75% (for plan years beginning on or after January 1, 2008) or 100% (as stated in the election) of the payments to the participant.

•	If the lump sum present value of a participant’s benefits does not exceed $7,000, he or she may elect to receive his benefits in a lump sum payment.

A participant may elect to receive early retirement benefits if the participant retires on or after the participant’s early retirement date.  A participant’s early retirement date is the first day of the calendar month coinciding with or next following the date the participant attains age 55 and completes five years of vested service.  However, vested service is not determined until the last day of the plan year in which such participant completes five years of vested service.  If a participant elects to receive early retirement benefits, his annual retirement benefits will be the amount the participant would have received in a single life annuity commencing at normal retirement date, as determined as above, but reduced by 1/15 for each of the first five years and 1/30 for each of the next five years by which the payments commence prior to normal retirement date.

Nonqualified Supplemental Retirement Plan

Prior to its termination in 2010, we maintained the nonqualified Technitrol, Inc. Supplemental Retirement Plan, which we refer to as the Supplemental Retirement Plan or SERP. This plan supplemented benefits of employees who participated in both our Qualified Defined Benefit Pension Plan and a short-term incentive plan that was in place prior to 2010. Messrs. Moyer and McGrath participated in this plan.

On December 24, 2008, the SERP was amended primarily to comply with the requirements of Section 409A of the Internal Revenue Code and related regulations and other guidance. The plan was amended and restated effective as of December 31, 2004 for amounts accrued and vested as of December 31, 2004. We refer to this as the Pre-409A Plan. For amounts accrued and vested under the plan after December 31, 2004, the plan was amended and restated effective as of January 1, 2009. We refer to this as the 409A Plan. On July 9, 2009, our Board terminated the 409A Plan because the sale of our MedTech subsidiaries in June 2009 was a change in control under Section 409A. No further benefits accrued under the plan after such date. In connection with the termination of the 409A Plan, participants, including Messrs. Moyer and McGrath and other present and former employees, received lump sum payments of the benefits due to them under the plan. Payments were made from the trust established under the Technitrol, Inc. Grantor Trust Agreement dated July 5, 2006.

The termination of the 409A Plan had no effect on the trust or the Pre-409A Plan. Benefits under the Pre-409A Plan continued to be funded by the trust. The trust was irrevocable and was subject to the claims of creditors in the event of insolvency. Payment of benefits under the Pre-409A Plan was subject to the Agreement for Settlement of Benefits under the Pre-409A SERP. This agreement was entered into as of September 24, 2009 with Messrs. Moyer and McGrath and other employees who actively participated in the Pre-409A Plan. The agreement clarified interpretations of the Pre-409A Plan regarding its change of control provisions. In accordance with the terms of the agreement, Messrs. Moyer and McGrath and other employees received lump sum payments of the benefits due to them under the plan.

401(k) Plans

Through December 31, 2010, employees of our parent company — previously named Technitrol, Inc. — could participate in the Technitrol, Inc. 401(k) Retirement Savings Plan. Employees of our subsidiary, Pulse Engineering, Inc., could participate in the Pulse Engineering, Inc. 401(k) Plan. On December 31, 2010, the two 401(k) plans were merged into a single plan. This plan is now called the Pulse Electronics Corporation 401(k) Retirement Savings Plan. Messrs. Moyer and McGrath participated in the Technitrol 401(k) Plan during 2010. The Technitrol 401(k) Plan permitted employees of Technitrol to set aside a portion of their income for retirement savings. The plan provided a discretionary match. Historically, the match was equal to 100% of the first 4% of eligible compensation set aside by an employee up to the statutory maximum. However, during most of 2009 and the first three months of 2010, the match under the Technitrol 401(k) Plan was suspended in connection with temporary cost saving measures which were implemented at the time. Mr. Benjamin and Mr. Houston participated in the Pulse Engineering, Inc. 401(k) Plan during 2010. The Pulse Engineering, Inc. 401(k) Plan permitted employees of Pulse Engineering, Inc. to set aside a portion of their income for retirement savings. This plan also provided a discretionary match. Historically, the match under this plan was equal to 100% of the first 6% of eligible compensation set aside by an employee up to the statutory maximum. However, during most of 2009, and the first three months of 2010, the match under the Pulse Engineering, Inc. 401(k) plan was also suspended. The participation of the NEOs in these plans is on the same terms as other participants in the 401(k) plans. Leased employees, employees covered by a collective bargaining agreement (unless the agreement provided that the bargaining unit members were eligible to participate) and temporary employees could not participate in either plan. We announced that its match would be restored on a gradual basis beginning with the second quarter of 2010 and the restoration was completed in the first quarter of 2011.

Supplemental Savings Plan

We maintain the Pulse Electronics Corporation Supplemental Savings Plan for those U.S. employees, including the NEOs, earning a base salary in excess of the maximum salary covered by our qualified 401(k) plan. This maximum is set annually by the IRS. Under the Supplemental Savings Plan, we may make matching contributions on behalf of participants who made the maximum permitted elective deferrals to our tax-qualified 401(k) plan for the year equal to the excess of

•
the matching contributions that they would have received under our tax-qualified 401(k) plans for the year if the Internal Revenue Code limits on compensation and elective deferrals were not applicable and if they had made elective deferrals of 4% of their compensation (or 6% of compensation if they participated in the Pulse Engineering, Inc. 401(k) Plan), over

•	the amount of the matching contributions actually made for them for the year under our tax-qualified 401(k) plans.

Participants are 100% vested immediately in our contributions. In addition, participants in the Supplemental Savings Plan have the right to defer up to 20% of their compensation (as defined under the Plan) per calendar year; however, any deferred contribution in excess of 4% (or 6% for Pulse Engineering, Inc.) of the participant’s compensation for the applicable period is not considered for company matching contributions. Participants may elect to invest their accounts in a number of third party mutual funds offered by the plan’s administrator. Participants may not make withdrawals from their account during their employment, except that a participant may apply to the administrator of the plan to withdraw some or all of his account if such withdrawal is made on account of an unforeseeable emergency under Section 409A of the Internal Revenue Code.

The Supplemental Savings Plan generally provides that we may make employer contributions to the accounts of participants in any amount, as determined by us in our sole discretion from time to time. We are not required to treat all participants in the same manner in determining such contributions. Because the match under the tax-qualified 401(k) plans was suspended during 2009, we decided not to make contributions to any participant’s supplemental savings plan account for 2009. We made contributions to NEO accounts in 2011 related to 2010 compensation and in 2012 related to 2011 compensation.

Under our Supplemental Savings Plan, distributions begin in the month after termination or death of the participant. However, if the participant is terminated for cause, he or she forfeits all contributions made by us. At the election of the participant, distributions can be made as a lump sum or under an installment plan up to 10 years.

Change in Control
In the event of a change in control, our RSP II, 2001 Stock Option Plan and Supplemental Savings Plan provide for certain benefits to participants. For the definition of “change in control” under such plans, see “Potential Payments Upon Termination or Change in Control” below.

Our RSP II provides that in the event there is a change in control, the restriction period for any shares granted under the plan terminates and all shares vest 100% and are distributed to employees accompanied by any applicable cash awards intended to cover the estimated federal income tax liability. Our 2001 Stock Option Plan provides that in the event there is a change of control, all options are immediately fully vested and exercisable. The committee may elect to pay cash to participants in this case in an amount equal to the excess of the market value of our common stock over the exercise price of the options. Under our Supplemental Savings Plan, upon a change in control all participants have a nonforfeitable right to receive the entire amount of their account balances under the plan and all amounts must be paid as soon as administratively practicable.

Perquisites and Other Benefits
Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life insurance and disability insurance, and our 401(k) plan. NEOs participate in these benefit plans on the same basis as our other employees. Certain NEOs receive additional benefits including higher amounts of life insurance.  Mr. Moyer has a company provided car, which is subject to an agreement by which this benefit will terminate in May 2013 and no NEO will be provided with a company car in the future.  Prior to 2011, Mr. Moyer received reimbursement for club membership dues to The Union League of Philadelphia which was used primarily for company-related activities.  This benefit was terminated in 2011.  In connection with his relocation from Philadelphia  to San Diego, we agreed to reimburse Mr. Moyer for certain personal travel expenses. We do not own or lease a company airplane and do not employ company drivers in the United States. We do not own or utilize company-sponsored apartments or other living accommodations. Our NEOs are required to fly coach class in commercial aircraft and to stay in hotels where we have negotiated favorable rates. These are the same accommodations used by other Company employees.

Under Mr. Faison’s employment agreement we were obligated to make certain payments in cash to reimburse him for certain relocation and moving expenses in 2011. However, as a cash saving measure and to further increase his equity interest in the Company, in September 2011, Mr. Faison suggested and agreed to accept 33,558 shares of our common stock in lieu of approximately $105,400 in cash to reimburse him for expenses incurred in connection with the relocation of his family from the Chicago area to the San Diego area. In December 2011, he accepted an additional 120,438 shares of our common stock in lieu of $330,000 in cash owed to him in respect of certain expenses related to the sale of his home in Chicago.

Clawbacks
Mr. Faison’s employment agreement includes a clawback provision.  Under this provision, he is generally required to repay to incentive awards in the event that the financial results upon which they were based are found to be inaccurate.  The Committee continues to review the new requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt an executive compensation clawback policy with respect to our incentive programs that is in compliance with such Act after the SEC issues its final rules.

Tax and Accounting Implications
Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of compensation in excess of $1 million paid to certain executive officers, including some of the NEOs, unless certain specific and detailed criteria are satisfied. We believe that it is often desirable and in our best interest to deduct compensation payable to our executive officers. Therefore, we consider the anticipated tax treatment to our company and to our executive officers when we review and establish compensation programs and payments. While no assurance can be given that compensation will be fully deductible under Section 162(m), we will continue to manage our executive compensation program to preserve the related federal income tax deductions. Individual exceptions may however occur in order to ensure competitive levels of compensation for our executive officers.

Nonqualified Deferred Compensation

The American Jobs Creation Act of 2004 and related regulations changed the tax rules applicable to nonqualified deferred compensation arrangements. We believe we are operating in good faith compliance with these statutory and regulatory provisions, which were effective January 1, 2005, as they may relate to the Supplemental Savings Plan and other nonqualified deferred compensation arrangements. We expect to manage our nonqualified deferred compensation arrangements in accordance with these statutory and regulatory provisions. However, no assurance can be given that our compensation arrangements will remain compliant if these provisions are amended in the future. Also, certain individual exceptions may be necessary in order to ensure competitive levels of compensation for our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

John E. Burrows, Jr., Chairman
Steven G. Crane
Howard Deck

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to, or earned by, each of the named executive officers (NEOs) for the fiscal year ended December 30, 2011 and, where applicable, the fiscal years ended December 31, 2010 and December 25, 2009. This table includes information for Michael J. McGrath, who is no longer an officer of the Company. Mr. McGrath resigned from the Company on April 29, 2011. Information for Mr. McGrath is provided for 2010 and 2011 only, as he was not an NEO in 2009. Information for Messrs. Faison, Dickson and Houston is provided for 2011 only, as they were not NEOs in 2010 and 2009. The employment agreements we have with our NEOs are discussed in further detail under the heading "Executive Employment Arrangements." Our NEOs participate in the Company’s compensation plans that are described above under the heading "Compensation Discussion and Analysis."

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($) (6)	Total ($)

Ralph E. Faison,	2011	$602,500	$325,000	(7)	$154,909	$2,215,118	$--	$	N/A	$472,002	$3,769,529
President and Chief
Executive Officer

Drew A. Moyer, Senior	2011	346,142	--		105,411	$187,361	--		77,465	260,127	976,506
Vice President, Chief	2010	466,285	--		144,900	$17,439	156,251		0	657,133	1,442,008
Financial Officer	2009	339,900	--		133,850	--	--		94,490	2,001,541	2,569,781

Alan H. Benjamin,	2011	343,026	--		106,446	$321,877	--		N/A	46,049	817,398
Senior Vice President	2010	391,632	--		105,000	$19,238	57,857		N/A	61,957	635,684
	2009	325,951	--		150,550	--	--		N/A	104,963	581,464

John R. D. Dickson,	2011	177,883	--		47,260	$192,859	--		N/A	8,042	426,044
Senior Vice President,
Chief Information
Officer and HR

John Houston, Senior	2011	235,067	39,873		62,624	$107,236	--		N/A	31,996	476,795
Vice President, Sales

Michael J. McGrath,	2011	139,359	39,674		24,925	$53,749	--		44,016	202,910	504,633
Vice President,	2010	243,323			45,000	$17,774	39,674		0	145,215	490,986
Treasury/ Tax

(1) The 2011 salaries of each of our executive officers reflect a 10% reduction from the base salary agreed upon in their individual employment arrangements. This reduction in base salary was taken voluntarily by each of our executive officers effective July 1, 2011.

(2) The grant date fair value of all stock awards has been calculated in accordance with applicable financial accounting standards. Except as otherwise indicated, these amounts reflect the fair market value (closing price of our shares of common stock on the NYSE on the date of grant) of the shares of common stock granted to our NEOs.

With respect to Mr. Faison, the 2011 amount reflects the value of 56,536 shares granted on December 16, 2011 when our stock closed at $2.74 per share.

With respect to Mr. Moyer, the 2011 amount reflects the value of 10,305 shares granted on January 26, 2011 when our stock closed at $4.99 per share plus the value of 19,704 shares granted on December 16, 2011 when our stock closed at $2.74 per share. The 2010 amount reflects the value of 28,000 shares granted on May 24, 2010 when our stock closed at $3.75 per share plus the value of 10,000 shares granted on July 31, 2010 when our stock closed at $3.99 per share. The 2009 amount reflects the value of 8,000 shares granted on October 26, 2009 when our stock closed at $8.35 per share plus the value of 15,000 shares granted on May 5, 2009 when our stock closed at $4.47 per share.

With respect to Mr. Benjamin, the 2011 amount reflects the value of 10,406 shares granted on January 26, 2011 when our stock closed at $4.99 per share plus the value of 19,898 shares granted on December 16, 2011 when our stock closed at $2.74 per share. The 2010 amount reflects the value of 28,000 shares granted on May 24, 2010 when our stock closed at $3.75 per share. The 2009 amount reflects the value of 10,000 shares granted on October 26, 2009 when our stock closed at $8.35 per share plus the value of 15,000 shares granted on May 5, 2009 when our stock closed at $4.47 per share. The 2008 amount reflects the value of 9,000 shares granted on April 23, 2008 when our stock closed at $23.68 per share.

With respect to Mr. Dickson, the 2011 amount reflects the value of 17,248 shares granted on December 16, 2011 when our stock closed at $2.74 per share.

With respect to Mr. Houston, the 2011 amount reflects the value of 5,020 shares granted on January 26, 2011 when our stock closed at $4.99 per share plus the value of 13,713 shares granted on December 16, 2011 when our stock closed at $2.74 per share.

With respect to Mr. McGrath, the 2011 amount reflects the value of 4,995 shares granted on January 26, 2011 when our stock closed at $4.99 per share. The 2010 amount reflects the value of 12,000 shares granted on May 24, 2010 when our stock closed at $3.75 per share.

(3)            This amount represents the grant date fair value of stock options calculated using the provisions of ASC 718 except that no estimates of forfeitures have been taken into account. See note 11 to the notes to consolidated financial statements set forth in Pulse Electronics Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2011 for the assumptions made in determining ASC 718 grant date fair values. In the case of Mr. Faison, the stock option grants include a special, non-recurring one-time grant of 650,000 options issued in January 2011 as an inducement in connection with his hiring as our new Chief Executive Officer. See footnotes 2 and 3 to the “Grants of Plan-Based Awards” table below.

(4)            These amounts reflect the cash incentive awards to the named individuals under the Interim Short Term Incentive Plan for 2011 and the Short Term Incentive Plan (STIP) for previous years, but do not include STIP awards paid during a year for the prior year. For Mr. Moyer, the 2010 amount reflects cash incentive awards under his Interim CEO Agreement.

(5)            These amounts reflect the actuarial increase in the present value of the named executive officers’ benefits under our qualified Retirement Plan and our non-qualified Supplemental Retirement Plan. For Mr. Moyer and Mr. McGrath, there was an increase for 2011 of $77,465 and $44,016, respectively. The assumptions used to calculate the actuarial present values were the same as those used to measure the liabilities for the financial disclosures for the retirement plans as of each year-end, with the exception of the pre-retirement decrements and assumed retirement age. Pre-retirement decrements were not used for the purpose of these calculations. The discount rate used for the calculations was 6.0% as of December 31, 2009 (except for Mr. Moyer’s and Mr. McGrath’s pre-409A Plan benefit for which the rate used was 3.20% as of December 31, 2009), 5.40% as of December 31, 2010 and 4.60% as of December 31, 2011. The mortality table used was the RP 2000 table projected to 2012, with blended rates for white/blue collar and active/retired participants, sex distinct. Calculations were completed at the participant’s earliest unreduced retirement age based on the participant’s eligibility as of December 31, 2010 and December 31, 2011, respectively. No named executive officer received preferential or above-market earnings on deferred compensation.

(6)            For Mr. Faison, the 2011 amount consists of (i) a matching contribution of $16,650 for the Pulse 401(k) plan, (ii) payment of a $330 life insurance premium, (iii) $105,372, the value of 33,558 shares granted to Mr. Faison on September 16, 2011 in full satisfaction of the Company’s obligation to reimburse Mr. Faison for moving-related expenses pursuant to his employment agreement, (iv) $330,000, the value of 120,438 shares granted to Mr. Faison on December 16, 2011 as reimbursement for relocation costs, and (v) a contribution of $19,650 under the Supplemental Savings Plan.

For Mr. Moyer, the 2011 amount consists of (i) a matching contribution of $15,136 for the Pulse 401(k) plan, (ii) payment of a $364 life insurance premium, (iii) a cash award of $27,689 to cover federal income tax liability for restricted stock awarded in 2011, (iv) a one–time reimbursement of $70,900 for relocation expenses, (v) $107,408, the value of 39,200 shares, granted on December 16, 2011, in lieu of a cost of living adjustment in connection with Mr. Moyer’s relocation to San Diego, California (see footnote 6 to the “Grants of Plan-Based Awards” table below), (vi) a contribution of $13,630 under the Supplemental Savings Plan, and (vii) various miscellaneous perquisites of approximately $25,000, which includes approximately $15,000 for the lease of an automobile and approximately $10,000 in travel expenses from Mr. Moyer’s home in Pennsylvania to the Company’s new headquarters in California. The 2010 amount consists of (i) a matching contribution of $131 for the 401(k) plan, (ii) payment of a $314 life insurance premium, (iii) a cash award of $78,023 to cover federal income tax liability for restricted stock awarded in 2010, (iv) payment of $563,665 from the Technitrol, Inc. Grantor Trust under our Pre-409A Plan and (vi) various miscellaneous perquisites of approximately $15,000, which includes the lease of an automobile and professional and health club memberships. The 2009 amount consists of (i) a matching contribution of $523 for the 401(k) plan, (ii) payment of a $293 life insurance premium, (iii) a cash award of $72,073 to cover federal income tax liability with respect to shares of restricted stock awarded in 2009, (iv) a payment of $1,908,948 from the Technitrol, Inc. Grantor Trust due to a change in control as defined under the 409A Plan, (v) a contribution of $4,707 under the Supplemental Savings Plan and (vi) various miscellaneous perquisites of approximately $15,000, which includes the lease of an automobile and professional and health club memberships.

For Mr. Benjamin, the 2011 amount consists of (i) a matching contribution of $9,952 in the Pulse 401(k) Plan, (ii) $584 life insurance premium (iii) a contribution of $7,553 under the Supplemental Savings Plan, and (iv) a cash award of $27,960 to cover federal income tax liability for restricted stock awarded in 2011. The 2010 amount consists of (i) a matching contribution of $4,836 in the Pulse Electronics Corporation 401(k) Plan, (ii) $583 life insurance premium and (iii) a cash award of $56,538 to cover federal income tax liability for restricted stock awarded in 2010. The 2009 amount consists of (i) a matching contribution of $727 for the Pulse Engineering, Inc. 401(k) Plan, (ii) $96,400 to cover federal income tax liability for restricted stock awarded in 2009 and (iii) a contribution of $7,331 for the Supplemental Savings Plan.

For Mr. Dickson, the 2011 amount consists of (i) a matching contribution of $7,385 for the Pulse 401(k) plan and (ii) payment of a $657 life insurance premium.

For Mr. Houston, the 2011 amount consists of (i) a matching contribution of $16,410 for the Pulse 401(k) plan, (ii) payment of a $2,098 life insurance premium, and (iii) a cash award of $13,488 to cover federal income tax liability for restricted stock awarded in 2011.

For Mr. McGrath, the 2011 amount consists of (i) a matching contribution of $8,232 for the Pulse 401(k) Plan, (ii) payment of a $136 life insurance premium, (iii) a cash award of $61,434 to cover federal income tax liability for restricted stock awarded in 2011, and (iv) a severance payment of $133,108 upon termination of employment, pursuant to Mr. McGrath’s employment agreement. The 2010 amount consists of (i) a matching contribution of $1,699 for the 401(k) Retirement Savings Plan, (ii) payment of a $328 life insurance premium, (iii) $500 for opting out of Pulse’s medical coverage, and (iii) $142,688 from the Technitrol, Inc. Grantor Trust in connection with the termination of the Company’s Pre-409A Plan.

(7)            Mr. Faison was issued 130,522 shares of Common Stock on March 14, 2012 at $2.49 per share (closing price of the Company’s Common Stock on the NYSE on March 8, 2012), in full satisfaction of Mr. Faison’s $325,000 minimum bonus, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended. To reduce our cash outlays, Mr. Faison suggested and accepted these shares of our common stock in lieu of the cash bonus that was owed to him under the terms of the employment agreement entered into upon his becoming our new Chief Executive Officer in January 2011.

GRANTS OF PLAN-BASED AWARDS TABLE

The table below summarizes the grants of plan-based awards to each of the NEOs for the fiscal year ended December 30, 2011. The compensation plans under which the grants were made are generally described above under the heading “Compensation Discussion and Analysis.”

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Ralph E. Faison	12/16/2011	56,536	(2)			$	$154,909
	1/5/2011			325,000	(3)	5.43	997,750
	1/5/2011			325,500	(4)	5.43	997,750
	12/16/2011			126,217	(3)	2.74	219,618

Drew A. Moyer	1/26/2011	10,305	(2)				51,422
	12/16/2011	19,704	(2)				53,989
	12/16/2011	39,200	(2)				107,408
	1/26/2011			39,746	(3)	4.99	110,891
	12/16/2011			43,948	(3)	2.74	76,470

Alan H. Benjamin	1/26/2011	10,406	(2)				51,926
	12/16/2011	19,898	(2)				54,521
	1/26/2011			40,136	(3)	4.99	200,279
	12/16/2011			44,379	(3)	2.74	121,598

John R. D. Dickson	12/16/2011	17,248	(2)				47,260
	3/29/2011			36,166	(3)	6.15	125,134
	12/16/2011			38,922	(3)	2.74	67,724

John Houston	1/26/2011	5,020	(2)				25,050
	12/16/2011	13,713	(2)				37,574
	1/26/2011			19,362	(3)	4.99	54,020
	12/16/2011			30,584	(3)	2.74	53,216

Michael J. McGrath(1)	1/26/2011	4,995	(2)				24,925
	1/26/2011			19,265	(3)	4.99	53,749

(1) Mr. McGrath tendered his resignation from the Company on April 29, 2010, at which time all 4,995 shares of stock became fully vested and all 19,265 options became exercisable, pursuant to the terms of his employment agreement, more fully described below.

(2) These shares were awarded under our Incentive Compensation Plan (“ICP”). The shares will vest upon expiration of the third anniversary of the award provided the officer is an employee on such date.

(3) These options were awarded under our 2001 Employee Stock Option Plan, as amended and restated on March 1, 2010. The grants vest equally over four years starting on the first anniversary date after the grant.

(4) These options were awarded under our 2001 Employee Stock Option Plan, as amended and restated on March 1, 2010. The grants vest equally over three years starting on the second anniversary date after the grant.

(5) For a restricted stock grant, the stock award values were calculated by multiplying the closing price of our common stock on the NYSE on the date of the grant by the number of shares awarded. Dividends are paid on restricted stock to the extent dividends are declared on shares of our common stock. The option award values were calculated using the provisions of ASC 718, Compensation-Stock Compensation except that no estimates of forfeitures have been taken into account. See note 11 to the notes to consolidated financial statements set forth in Pulse Electronics Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2011 for the assumptions made in determining ASC 718 grant date fair values.

(6) These shares were issued in lieu of cash otherwise due to Mr. Moyer as a cost of living adjustment in connection with his relocation to San Diego in 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below summarizes the outstanding equity awards of each of the NEOs for the fiscal year ended December 30, 2011.

		Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Ralph E. Faison		325,000	$5.43	1/5/2018			$
		325,000	5.43	1/5/2018
		126,217	2.74	12/16/2018
					56,536	(2)	158,301

Drew A. Moyer	1,703	5,109	4.75	10/27/2017
		39,746	4.99	1/26/2018
		43,948	2.74	12/16/2018
					81,009	(3)	254,825

Alan H. Benjamin	1,879	5,636	4.75	10/27/2017
		40,136	4.99	1/26/2018
		44,379	2.74	12/16/2018
					83,304	(4)	233,251

John R.D. Dickson		36,166	6.15	3/23/2018
		38,922	2.74	12/16/2018
					17,248	(5)	48,294

John Houston	1,200	3,601	4.75	10/27/2017
		19,362	4.99	1/26/2018
		30,584	2.74	12/16/2018
					43,733	(6)	122,452

Michael J. McGrath		0	0	0	0		0

(1) Except as otherwise indicated, all of the option awards in this table were granted to the NEOs under the Company’s 2001 Employee Stock Option Plan, as amended and restated March 1, 2010. The grants vest equally over four years starting on the first anniversary date after the grant, therefore 25% will vest on the first anniversary, 25% will vest on the second anniversary, 25% on the third anniversary, and 25% on the fourth anniversary of the grant.

(2) All of Mr. Faison’s 56,536 shares that were unvested as of December 30, 2011 will vest on December 16, 2014.

(3) Of Mr. Moyer's 81,009 shares that were unvested as of December 30, 2011, 15,000 shares will vest on May 5, 2012, 8,000 shares will vest on October 26, 2012, 28,000 shares will vest on May 24, 2013, 10,305 shares will vest on January 26, 2014 and 19,704 shares will vest on December 16, 2014.

(4) Of Mr. Benjamin's 83,304 shares that were unvested as of December 30, 2011, 15,000 shares will vest on May 5, 2012, 10,000 shares will vest on October 26, 2012, 28,000 shares will vest on May 24, 2013, 10,406 shares will vest on January 26, 2014 and 19,898 shares will vest on December 16, 2014.

(5) All of Mr. Dickson's 17,248 shares that were unvested as of December 30, 2011 will vest on December 16, 2014.

(6) Of Mr. Houston's 43,733 shares that were unvested as of December 30, 2011, 6,000 shares will vest on May 5, 2012, 6,000 shares will vest on October 26, 2012, 13,000 shares will vest on May 24, 2013, 5,020 shares will vest on January 26, 2014, and 13,713 shares will vest on December 16, 2014.

(7) The market values were computed by multiplying the number of unvested shares by $2.80, which was the per share closing price of our common stock on the NYSE on December 30, 2011.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information regarding amounts realized on restricted stock awards that vested during 2011. There were no option exercises during 2011.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Ralph E. Faison	--	--	--		$--

Drew A. Moyer	--	--	6,000	(1)	34,200	(3)
			10,000	(2)	41,800	(3)

Alan H. Benjamin	--	--	9,000	(1)	51,300	(3)

John R. D. Dickson	--	--	--		--

John Houston	--	--	3,000	(1)	17,100	(3)

Michael J. McGrath	--	--	4,000	(1)	22,800	(3)

(1) These shares vested to Mr. Moyer, Mr. Benjamin, Mr. Houston, and Mr. McGrath on April 23, 2011.

(2) These shares vested to Mr. Moyer on January 31, 2011.

(3) These values were computed by multiplying the number of vested shares by the per share closing price of our common stock on the NYSE on the vesting date.

PENSION BENEFITS TABLE

The following table sets forth the present accumulated value of benefits that NEOs are entitled to receive under the Technitrol, Inc. Retirement Plan and their years of credited service under that plan. The terms of the Retirement Plan are generally described above under the heading "Compensation Discussion and Analysis."

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Ralph E. Faison(1)	Retirement Plan	--	--		--
Drew A. Moyer	Retirement Plan	21	$346,467	(3)	--
Alan H. Benjamin(1)	Retirement Plan	--	--		--
John R. D. Dickson(1)	Retirement Plan	--	--		--
John A. Houston(1)	Retirement Plan	--	--		--
Michael J. McGrath	Retirement Plan	12.8	$192,989	(3)	--

(1) Mr. Faison, Mr. Benjamin, Mr. Dickson, and Mr. Houston do not participate in the Technitrol, Inc. Retirement Plan.

(2) The Company has no formal policy with regard to granting extra years of credited service.

(3) The assumptions used to calculate these values are discussed in note 5 to the “Summary Compensation Table.”

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information regarding our Supplemental Savings Plan for our NEOs in 2011. The terms are generally described above under the heading “Compensation Discussion and Analysis”.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Ralph E. Faison	--	$19,650	$0	--	$19,650

Drew A. Moyer	--	13,630	262	--	29,062

Alan H. Benjamin	--	7,553	375	--	23,796

John R. D. Dickson	--	--	--	--	--

John A. Houston	--	--	--	--	9,487

Michael J. McGrath	--	--	--	--	--

(1) Company contributions to the Supplemental Savings Plan for 2011 were made in January 2012.
(2) Earnings are determined by investment options selected by the NEO. Earnings from these investments are not reported as compensation in the Summary Compensation Table on page 42. However, company contributions are reported as compensation in the Summary Compensation Table as “All Other Compensation.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect potential payments we would have been required to make to our NEOs given various scenarios if the officer’s employment had been terminated or a change in control had occurred on December 30, 2011. This was the last day of our most recently completed fiscal year. The amounts shown are estimates. Actual amounts payable to an executive under each scenario can only be determined at the time the event occurs. The amounts reflected do not include payments or benefits that are provided generally to salaried employees upon termination of employment, death or disability, including the following:

•	accrued pay and vacation time;

•	regular pension benefits under the Technitrol, Inc. Retirement Plan;

•	distributions of plan balances under the Company’s 401(k) Retirement Savings Plans; and

•
disability payments under the Company’s long-term disability insurance policy when an employee’s employment is terminated due to complete disability (payments equal 60% of base salary up to a maximum of $8,000 per month, subject to reductions from certain sources of income, until the disability ends or the executive reaches age 65, unless the disability occurs after age 61 in which event the maximum period of payment is extended beyond age 65 according to a schedule set forth in the plan).

Ralph E. Faison

The following table shows the estimated payments that would have been made to Mr. Faison had his employment been terminated or a change in control occurred on December 30, 2011. For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under Mr. Faison’s employment agreement, our 2001 Stock Option Plan, Supplemental Savings Plan and ICP. For a description of Mr. Faison’s employment arrangements, see below under the heading “Executive Employment Agreements.” All payments to be made to Mr. Faison upon termination of his employment are conditioned on his execution of a general release under which Mr. Faison must release us from any and all claims relating to his employment or otherwise, except for certain obligations of the Company that continue after his termination.

Benefit	Resignation		Termination by the Company w/o Cause or by Mr. Faison for Good Reason		Termination for Cause	Complete Disability		Death		Change in Control

ICP	$0		$158,301	(2)	$0	$158,301	(5)	$158,301	(5)	$158,301	(5)
Severance	0		1,531,651	(3)	0	1,651	(9)	1,651	(9)	1,651	(9)
Stock Options	0		7,573	(2)(8)	0	7,573		7,573		7,573	(7)(8)
Supplemental Savings	19,650	(1)	19,650	(1)	0	19,650	(1)	19,650	(1)	19,650	(1)
Insurance Premiums	0		35,000	(4)	0	0		0		0
Life Insurance	0		0		0	0		200,000	(6)	0
Benefits and Perquisites	0		0		0	0		0		0
TOTAL	$19,650		$1,752,175		$0	$187,175		$387,175		$187,175

(1)
This amount reflects Mr. Faison’s balance in the Supplemental Savings Plan for the fiscal year ended December 30, 2011. Contributions to the plan for the 2011 fiscal year were made in January 2012 and are included in this table. Mr. Faison is entitled to the balance under this plan upon retirement or termination of employment other than for cause. If terminated for cause, Mr. Faison must forfeit the Company’s contributions to the plan.

(2)
Per the terms of Mr. Faison’s employment agreement (further described below under the section entitled “Executive Employment Arrangements”), upon termination without cause or by Mr. Faison for good reason during the 12-month period succeeding the Commencement Date (as defined therein), the Initial Award of restricted stock shall be fully vested and exercisable and his stock options would be subject to accelerated vesting. Therefore, the amounts in the table reflect the value of the shares of restricted stock and of options that would have vested to Mr. Faison had his employment been terminated by the Company without cause or by Mr. Faison for good reason on December 30, 2011.

(3)
This amount reflects two times the amount of Mr. Faison's base salary plus his minimum bonus of $325,000 for 2011 plus the unpaid portion of his salary through the end of the month that pursuant to his employment agreement Mr. Faison would have been entitled to receive had his employment been terminated by the Company without cause or by Mr. Faison for good reason on December 30, 2011. This amount would be paid in equal monthly installments of 1/24th of such total aggregate amount for twenty-four (24) months.

(4)
This amount reflects the estimated cost of 24 months of future health and life insurance premiums and future dues for a health club membership and 12 months of outplacement services that Mr. Faison would have been entitled to receive pursuant to his employment agreement had his employment been terminated by the Company without cause or by Mr. Faison for good reason on December 30, 2011.

(5)
According to the terms of the applicable restricted stock agreement under our ICP for Mr. Faison’s shares, he is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the Company. Accordingly, the amount in the table reflects the value on December 30, 2011 of 56,536 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(6)	This amount reflects the life insurance proceeds that under the Company sponsored life insurance plan would have become payable to Mr. Faison's estate had he died on December 30, 2011.

(7)	According to the terms of our 2001 Stock Option Plan, upon a change in control of the Company, all options shall be immediately exercisable and fully vested.

(8)
At the discretion of our Compensation Committee, Mr. Faison may receive cash in an amount equal to the excess of the market value of the common stock subject to the options over the exercise price of such shares, in exchange for the cancellation of such options. The market value of our common stock on December 30, 2011 was $2.80 and the exercise price of these 126,217 “in the money” options was 2.74 per share for a difference of $.06 per share.

(9)	This amount represents the remainder of Mr. Faison’s base salary to be paid through the end of the calendar month, i.e. December 31, 2011.

Drew A. Moyer

The following table shows the estimated payments that would have been made to Mr. Moyer had his employment been terminated or a change in control occurred on December 30, 2011. For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under Mr. Moyer’s employment agreement, our 2001 Stock Option Plan, Supplemental Savings Plan and RSP II Plan. For a description of Mr. Moyer’s employment arrangements, see below under the heading “Executive Employment Agreements.” All payments to be made to Mr. Moyer upon termination of his employment are conditioned on his execution of a general release under which Mr. Moyer must release us from any and all claims relating to his employment or otherwise, except for certain obligations of the Company that continue after his termination.

Benefit	Resignation		Termination by the Company w/o Cause or by Mr. Moyer For Good Reason		Termination for Cause	Complete Disability		Death		Change in Control

RSP II	$0		$254,825	(2)	$0	$254,825	(6)	$254,825	(6)	$254,825	(6)
Severance	0		909,571	(3)	0	948	(10)	948	(10)	948	(10)
Stock Options	0		2,637	(2)(9)	0	0		0		2,637	(8)(9)
Tax Gross-Up on Restricted Stock	0		27,689			27,689		27,689		27,689
Supplemental Savings	29,062	(1)	29,062	(1)	0	29,062	(1)	29,062	(1)	29,062	(1)
Insurance Premiums	0		25,000	(4)	0	0		0		0
Life Insurance	0		0		0	0		200,000	(7)	0
Benefits and Perquisites	0		105,000	(5)	0	0		0		0
TOTAL	$29,062		$1,326,650		$0	$312,524		$483,887		$286,524

(1)
This amount reflects Mr. Moyer’s balance in the Supplemental Savings Plan for the fiscal year ended December 30, 2011. Contributions to the plan for the 2011 fiscal year were made in January 2012 and are included in this table. Mr. Moyer is entitled to the balance under this plan upon retirement or termination of employment other than for cause. If terminated for cause, Mr. Moyer must forfeit the Company’s contributions to the plan.

(2)
Per the terms of Mr. Moyer’s employment agreement (further described below under the section entitled “Executive Employment Arrangements”), upon termination without cause or by Mr. Moyer for good reason, all shares of restricted stock and all stock options which are held by Mr. Moyer and not yet vested would be immediately vested. Therefore, the amounts in the table reflect the respective value of the shares of restricted stock and of options that would have vested to Mr. Moyer had his employment been terminated by the Company without cause or by Mr. Moyer for good reason on December 30, 2011.

(3)
This amount reflects 2.625 times Mr. Moyer’s base salary plus the unpaid portion of Mr. Moyer’s base salary through the end of the month, that pursuant to his employment agreement Mr. Moyer would have been entitled to receive had his employment been terminated by the Company without cause or by Mr. Moyer for good reason on December 30, 2011.

(4)
This amount reflects the estimated cost of 18 months of future health and life insurance premiums and future dues for a health club membership and 12 months of outplacement services that Mr. Moyer would have been entitled to receive pursuant to his employment agreement had his employment been terminated by the Company without cause or by Mr. Moyer for good reason on December 30, 2011.

(5)
This amount reflects the estimated value of the title to Mr. Moyer’s automobile and a one time equity award Mr. Moyer would be entitled to receive pursuant to his employment agreement had his employment been terminated by the Company without cause or by Mr. Moyer for good reason on December 30, 2011.

(6)
According to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the Company. Accordingly, the amount in the table reflects the value on December 30, 2011 of 91,009 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(7)	This amount reflects the life insurance proceeds that under the Company sponsored life insurance plan would have become payable to Mr. Moyer’s estate had he died on December 30, 2011.

(8)	According to the terms of our 2001 Stock Option Plan, upon a change in control of the Company, all options shall be immediately exercisable and fully vested.

(9)
At the discretion of our Compensation Committee, Mr. Moyer may receive cash in an amount equal to the excess of the market value of the common stock subject to the options over the exercise price of such shares, in exchange for the cancellation of such options. The market value of our common stock on December 30, 2011 was $2.80 and the exercise price of these 43,948 “in the money” options was $2.74 per share for a difference of $.06 per share.

(10)	This amount represents the remainder of Mr. Moyer’s base salary to be paid through the end of December 2011.

Alan H. Benjamin

The following table shows the estimated payments that would have been made to Mr. Benjamin had his employment been terminated or a change in control of the Company occurred on December 30, 2011. For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under Mr. Benjamin’s employment agreement and our 2001 Stock Option Plan, Supplemental Savings Plan and RSP II Plan. For a description of Mr. Benjamin’s employment arrangements, see below under the heading “Executive Employment Agreements.” All payments to be made to Mr. Benjamin upon termination of his employment are conditioned on his execution of a general release pursuant to which Mr. Benjamin must release the Company from any and all claims relating to his employment or otherwise, except for certain obligations of the Company that continue after his termination.

Benefit	Resignation		Termination by the Company w/o Cause or by Mr. Benjamin For Good Reason		Termination for Cause	Complete Disability		Death		Change in Control

RSP II	$0		$233,251	(2)	$0	$233,251	(5)	$233,251	(5)	$233,251	(5)
Severance	0		901,383	(3)	0	940	(7)	0		0
Stock Options	0		0		0	0		0		2,663	(6)
Tax Gross-Up on Restricted Stock	0		27,960		0	27,960		27,960		27,960
Supplemental Savings	23,796	(1)	23,796	(1)	0	23,796	(1)	23,796	(1)	23,796	(1)
Insurance Premiums	0		25,000	(4)	0	0		0		0
TOTAL	$23,796		$1,211,390		$0	$285,947		$285,007		$287,670

(1)
This amount reflects Mr. Benjamin’s balance in the Supplemental Savings Plan for the fiscal year ended December 30, 2011. Contributions to the plan for the 2011 fiscal year were made in January 2012 and are reflected in this table. Mr. Benjamin is entitled to the balance under this plan upon retirement or termination of employment other than for cause. If terminated for cause, Mr. Benjamin must forfeit the Company’s contributions to the plan.

(2)
Per the terms of Mr. Benjamin’s employment agreement (further described below under the section entitled “Executive Employment Arrangements”), upon termination without cause or by Mr. Benjamin for good reason, all shares of restricted stock which are held by Mr. Benjamin and not yet vested would be immediately vested. Therefore, the amounts in the table reflect the respective value of the shares of restricted stock that would have vested to Mr. Benjamin had his employment been terminated by the Company without cause or by Mr. Benjamin for good reason on December 30, 2011.

(3)
This amount reflects 2.625 times Mr. Benjamin’s base salary plus the unpaid portion of Mr. Benjamin’s base salary through the end of the month, that according to his employment agreement Mr. Benjamin would have been entitled to receive had his employment been terminated by the Company without cause or by Mr. Benjamin for good reason on December 30, 2011.

(4)
This amount reflects the estimated cost of 18 months of future health and life insurance premiums and future dues for a health club membership and 12 months of outplacement services that Mr. Benjamin would have been entitled to receive according to his employment agreement had his employment been terminated by the Company without cause or by Mr. Benjamin for good reason on December 30, 2011.

(5)
According to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the Company. Accordingly, the amount in the table reflects the value on December 30, 2011 of 83,304 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(6)
According to the terms of our 2001 Stock Option Plan, upon a change in control of the Company, all options become immediately exercisable and fully vested. At the discretion of our Compensation Committee, Mr. Benjamin may receive cash in an amount equal to the excess of the market value of the common stock subject to the options over the exercise price of such shares, in exchange for the cancellation of such options. The market value of our common stock on December 30, 2011 was $2.80 and the exercise price of these 44,379 “in the money” shares was $2.74 per share for a difference of $.06 per share.

(7)	This amount represents the remainder of Mr. Benjamin’s base salary to be paid through the end of December 2011.

John R. D. Dickson

The following table shows the estimated payments that would have been made to Mr. Dickson had his employment been terminated or a change in control occurred on December 30, 2011. For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under Mr. Dickson’s employment agreement, our 2001 Stock Option Plan, Supplemental Savings Plan and RSP II Plan. For a description of Mr. Dickson’s employment arrangements, see below under the heading “Executive Employment Agreements.” All payments to be made to Mr. Dickson upon termination of his employment are conditioned on his execution of a general release under which Mr. Dickson must release us from any and all claims relating to his employment or otherwise, except for certain obligations of the Company that continue after his termination.

Benefit	Resignation	Termination by the Company w/o Cause or by Mr. Dickson For Good Reason		Termination for Cause	Complete Disability		Death		Change in Control

RSP II	$0	$0		$0	$48,294	(3)	$48,294	(3)	$48,294	(3)
Severance	0	337,500	(2)	0	0		0		337,500
Stock Options	0	0		0	0		0		2,335	(5)(6)
Insurance Premiums	0	0		0	0		0		0
Life Insurance	0	0		0	0		200,000	(4)	0
Benefits and Perquisites	0	0		0	0		0		0
TOTAL	$0	$337,500		$0	$48,294		$248,294		$88,129

(1)
This amount reflects 1.5 times Mr. Dickson’s base salary that pursuant to his employment agreement Mr. Dickson would have been entitled to receive had his employment been terminated by the Company without cause or by Mr. Dickson for good reason on December 30, 2011.

(2)
According to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the Company. Accordingly, the amount in the table reflects the value on December 30, 2011 of 17,248 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(3)	This amount reflects the life insurance proceeds that under the Company sponsored life insurance plan would have become payable to Mr. Dickson’s estate had he died on December 30, 2011.

(4)	According to the terms of our 2001 Stock Option Plan, upon a change in control of the Company, all options shall be immediately exercisable and fully vested.

(5)
At the discretion of our Compensation Committee, Mr. Dickson may receive cash in an amount equal to the excess of the market value of the common stock subject to the options over the exercise price of such shares, in exchange for the cancellation of such options. The market value of our common stock on December 30, 2011 was $2.80 and the exercise price of these 38,922 “in the money” options was $2.74 per share for a difference of $0.06 per share.

John A. Houston

The following table shows the potential payments that would have been made to Mr. Houston had his employment been terminated or a change in control occurred on December 30, 2011. During 2011, we did not have an employment agreement or severance agreement with Mr. Houston. Any agreement to provide severance or other benefits or payments (other than those described below) upon a termination or change of control would be at the discretion of our compensation committee. For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under our 2001 Stock Option Plan, Supplemental Savings Plan and RSP II Plan. All payments to be made to Mr. Houston upon termination of his employment are conditioned on his execution of a general release under which Mr. Houston must release us from any and all claims relating to his employment or otherwise, except for certain obligations of the Company that continue after his termination.

Benefit	Resignation	Termination by the Company w/o Cause or by Mr. Houston For Good Reason	Termination for Cause	Complete Disability		Death		Change in Control

RSP II	$0	$0	$0	$122,452	(1)	$122,452	(1)	$122,452	(1)
Severance	0	0	0	0		0		0
Stock Options	0	0	0	0		0		1,835	(3)(4)
Supplemental Savings	9,487	0	9,487	9,487		9,487		9,487
Insurance Premiums	0	0	0	0		0		0
Life Insurance	0	0	0	0		200,000	(2)	0
Benefits and Perquisites	0	0	0	0		0		0
TOTAL	$9,487	$0	$9,487	$131,939		$331,939		$133,774

(1)
According to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the Company. Accordingly, the amount in the table reflects the value on December 30, 2011 of 43,733 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(2)	This amount reflects the life insurance proceeds that under the Company sponsored life insurance plan would have become payable to Mr. Houston's estate had he died on December 30, 2011.

(3)	According to the terms of our 2001 Stock Option Plan, upon a change in control of the Company, all options shall be immediately exercisable and fully vested.

(4)
At the discretion of our Compensation Committee, Mr. Houston may receive cash in an amount equal to the excess of the market value of the common stock subject to the options over the exercise price of such shares, in exchange for the cancellation of such options. The market value of our common stock on December 30, 2011 was $2.80 and the exercise price of these 30,584 shares was $2.74 per share for a difference of $0.06 per share.

Michael J. McGrath

Mr. McGrath resigned from the Company on April 29, 2011 due to the relocation of the Company from Trevose, Pennsylvania to San Diego, California. The relocation was a triggering event under the terms of his Employment Agreement. The following table shows the payments made to Mr. McGrath in accordance with his Employment Agreement and at the discretion of the compensation committee. All payments made to Mr. McGrath were conditioned on his execution of a general release under which Mr. McGrath released us from any and all claims relating to his employment or otherwise, except for certain obligations of the Company that continue after his termination.

Benefit	Termination by the Company w/o Cause or by Mr. McGrath For Good Reason

RSP II	$161,430	(1)
Severance	133,108
Stock Options	0
Cash payment for taxes on restricted stock	61,434
TOTAL	$355,972

(1)
According to the terms of Mr. McGrath’s Employment Agreement, Mr. McGrath was entitled to full vesting of any unvested shares of restricted stock and all of his options were immediately exercisable and fully vested. Accordingly, the amount in the table reflects the value on April 29, 2011 of 26,995 unvested shares of restricted stock that became fully vested.

Definition of Change in Control and Other Terms

Under our 2001 Stock Option Plan, ICP and Restricted Stock Plan II, the term "change in control" means the occurrence of any of the following events:

(1)            any person other than the Company or any of its subsidiaries is or becomes the “beneficial owner” directly or indirectly of securities of Pulse Electronics Corporation representing more than 50% of the combined voting power of our then outstanding securities; or

(2)            the consummation of any consolidation or merger of the Company in which Pulse Electronics Corporation is not the continuing or surviving corporation or pursuant to which the Company’s voting common stock would be converted into cash, securities and/or other property, other than a merger of the Company in which holders of the common stock immediately prior to the merger have substantially the same proportionate ownership of voting shares of the surviving corporation immediately after the merger as they had in the common stock immediately before the merger; or

(3)            any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

(4)            the Company’s shareholders or Board of Directors approves the liquidation or dissolution of the Company.

Under our Supplemental Savings Plan and 2001 Stock Option Plan, as amended, the term "cause" has the meaning set forth in any unexpired employment or severance agreement between the participant and the Company or a subsidiary. In the absence of any such agreement (which is described below under the heading “Executive Employment Agreements”), the term "cause" means (A) the continued and willful failure of the employee to follow the lawful orders of his/her direct superior, (B) violation by the employee of a published rule or regulation of the Company or a provision of our Statement of Principles (in effect from time to time) or (C) conviction of a crime which renders the employee unable to perform his/her duties effectively; provided that in the case of (A) or (B), the Company has given the employee written notice of the action or omission which the Company believes to constitute “cause” and the employee has had 30 calendar days to cure such action or omission.

Under our ICP and Restricted Stock Plan II, as amended, the term "cause" shall have the meaning set forth in any unexpired employment or severance agreement between the participant and the Company or a subsidiary. In the absence of any such agreement and pursuant to Mr. McGrath’s employment agreement, the term “cause” means (A) the continued and willful failure of the employee to follow the lawful orders of his/her direct superior, (B) violation by the employee of a material published rule or regulation of the Company or a provision of our Statement of Principles (in effect from time to time) or (C) conviction of a crime which renders the employee unable to perform his/her duties effectively; provided that in the case of (A) or (B), the Company has given the employee written notice of the action or omission which Pulse believes to constitute cause and the employee has had 30 calendar days to cure such action or omission.

Under Mr. Faison’s employment agreement (which is described below under the heading “Executive Employment Arrangements”), the term “cause” means any of the following:

(a)            any act by Mr. Faison constituting fraud, dishonesty, embezzlement, theft or misappropriation which renders Mr. Faison unable to effectively manage the Company or materially and adversely affects the Company’s reputation or ongoing business activities and any material breach by Mr. Faison of applicable regulations or competent authorities in relation to trading or dealing with stocks, securities, investments, or financial regulation of the Company’s business (including in any administrative proceeding under which Mr. Faison has agreed to a penalty without admitting liability); (b) attendance at work in a state of intoxication or impairment as a result of use of alcohol or any prohibited drug or substance; (c) a material breach of any common law or statutory fiduciary duty or any breach of the duty of loyalty or breach of the duty or care to the Company; (d) Mr. Faison being convicted of, or pleading guilty or nolo contendere to, any felony or crime of moral turpitude; or (e) Intentional improper conduct prejudicial to the business of the Company, the occurrence of gross negligence or willful misconduct or Mr. Faison resulting in his failure or inability to perform his duties to the Company, or any material and willful breach by Mr. Faison or any provision of his employment agreement or of any properly adopted and applicable written policy of the Company (other than any such breach resulting from incapacity due to Disability (as defined in the employment agreement) if not cured within thirty (30) days after a written notice is delivered to Mr. Faison from the Board acting by majority vote (excluding Mr. Faison) that specifically identifies (i) the improper conduct, gross negligence, willful misconduct, or breach of his employment agreement or written policy, and (ii) the actions to be taken and the time period during which such actions shall be taken to cure such event or occurrence.

the term "good reason" means:

(a)
a material reduction by the Company in Mr. Faison’s base salary as in effect on the Effective Date or as the same may be increased from time to time, except for any reduction applicable to all senior executives, but any failure to increase his base salary shall not be considered a reduction in base salary; (b) The material and willful breach by the Company of any provisions of Mr. Faison’s agreement, including but not limited to, any material diminution in or assignment inconsistent with his authority, duties, offices, title or responsibilities set forth in his employment agreement, which has not been cured by the Company within thirty (30) days after written notice from him setting forth the acts or omissions alleged to constitute such breach with reasonable particularity; or (c) A requirement that Mr. Faison be principally based at any office or location more than 50 miles from the location of the office at which he will be based after his relocation as further discussed in the employment agreement; excluding any such requirement resulting from the relocation of Company’s corporate office at the recommendation of Mr. Faison.

Under Mr. Moyer's employment agreement (which is described below under the heading "Executive Employment Arrangements"), the term "cause" means any of the following:

(a) the occurrence of gross negligence or willful misconduct which is materially injurious to the Company and which, if susceptible of cure, is not cured within thirty (30) days after notice to Mr. Moyer which cites with reasonable particularity the actions or omissions believed to constitute such gross negligence or willful misconduct; (b) conviction of or the entry of a pleading of guilty or nolo contendere to any felony, unless the Board of Directors concludes in good faith that such event does not render Mr. Moyer unable to effectively perform his duties as Chief Financial Officer or materially and adversely affect the Company's reputation or ongoing business activities; or (c) misappropriation of the Company's funds or other dishonesty which in the good faith opinion of the Board of Directors, renders Mr. Moyer unable to effectively manage the Company or materially and adversely affects the Company's reputation or ongoing business activities; and

the term "good reason" means:

(a) a material change in Mr. Moyer's authority, duties or responsibilities; (b) the failure of the Company or the Board to act in good faith with respect to the Agreement or the failure to perform its material obligations under the Agreement which have not been cured within twenty (20) days after written notice from Mr. Moyer setting forth the acts or omissions alleged to constitute such a failure with reasonable particularity; or (c) any actual reduction in Mr. Moyer's annual base salary; or (d) the Company requiring Mr. Moyer to be based at any office or location which is located more than 25 miles from Trevose, PA; or (e) failure to be included in any benefit plan in which all other senior similarly situated executives participate.

Mr. Moyer waived the “good reason” clause in his agreement with respect to the 10% salary reduction on July 1, 2011.

Under Mr. Benjamin's employment agreement (which is described below under the heading "Executive Employment Arrangements"), the term "cause" means any of the following:

(a) gross negligence or willful misconduct which is materially injurious to the Company and which, if susceptible of cure, is not cured within thirty (30) days after notice to Mr. Benjamin which cites with reasonable particularity the actions or omissions believed to constitute such gross negligence or willful misconduct; (b) conviction of or the entry of a pleading of guilty or nolo contendere to any felony, unless the Board of Directors concludes in good faith that such event does not render Mr. Benjamin unable to effectively perform his duties or materially and adversely affect the Company’s reputation or ongoing business activities; (c) misappropriation of the Company's funds or other dishonesty which in the good faith opinion of the Board of Directors, renders Mr. Benjamin unable to effectively manage the Company or materially and adversely affects the Company's reputation or ongoing business activities; and

the term "good reason" means:

(a) a material change in Mr. Benjamin's authority, duties or responsibilities; (b) the failure of the Company or the Board of Directors to act in good faith with respect to Mr. Benjamin's employment agreement or the failure to perform its material obligations under the employment agreement which have not been cured within twenty days after written notice from Mr. Benjamin setting forth the acts or omissions alleged to constitute such a failure with reasonable particularity; (c) any actual reduction in Mr. Benjamin's annual base salary; (d) the Company requiring Mr. Benjamin to be based at any office or location which is located more than 25 miles from Pulse Electronics' current headquarter office in San Diego, CA; or (e) failure to be included in any benefit plan in which all other senior similarly situated executives of the Company participate.

Mr. Benjamin waived the “good reason” clause in his agreement with respect to the 10% salary reduction on July 1, 2011.

EXECUTIVE EMPLOYMENT ARRANGEMENTS

For 2011, no base salary increases were given to any of the NEOs who were already employed by the Company. In fact, all of the NEOs’ base salaries (as well as the base salaries of other members of the senior management team) were temporarily reduced by 10% as part of the Company’s cost-reduction initiatives. These reductions have continued into 2012.

Ralph E. Faison

Mr. Faison entered into an employment agreement with us on January 4, 2011. The employment agreement provides for an initial three year term with subsequent renewal periods of one year each, unless either the Company or Mr. Faison provides notice of non-renewal. The compensation payable to Mr. Faison under the employment agreement includes an annual base salary of $650,000 (subject to the temporary reduction explained above), an annual bonus targeted at 100% of the annual base salary (guaranteed to be at least $325,000 for 2011), option grants for the purchase of 650,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on that date, and long term incentive compensation and other benefits customarily provided to senior executives of the Company.

In the event of termination of Mr. Faison’s employment due to complete disability, Mr. Faison is entitled to the benefits indicated in the preceding paragraph, plus the benefits payable under our long-term disability plan.

In the event Mr. Faison is terminated by Pulse for cause (as defined above) or Mr. Faison terminates his employment without good reason (as defined above), Mr. Faison will be paid in a lump sum (i) the unpaid portion of his base salary through the effective date of termination and (ii) any other benefits to which he is entitled as an employee and/or pursuant to his compensation arrangement as further described below, which are then due but unpaid.

In the event Mr. Faison is terminated by Pulse without cause or Mr. Faison terminates his employment with good reason (as defined above), or if the Company delivers a notice of non-renewal of the term of his employment agreement, Mr. Faison's benefits would include a severance payment of two times the sum of (a) his annual base salary then in effect and (b) his target annual bonus (set for this purpose at 100% of his annual base salary then in effect), with such severance payment payable in 24 four equal monthly installments. If Mr. Faison's employment is terminated under those circumstances, his stock options would be subject to accelerated vesting and the service restrictions (but not the performance vesting) on any shares of restricted stock would lapse. In addition, Mr. Faison will be paid in a lump sum (i) the unpaid portion of his base salary through the effective date of termination; (ii) any other benefits to which he is entitled as an employee and/or pursuant to his compensation arrangement as further described below, which are then due but unpaid; and (iii) health and life insurance benefits as he was receiving them on the date of termination, along with his health club membership, for 18 months.

The agreement also contains a non-competition and non-solicitation provision prohibiting Mr. Faison, during the term of his employment and for 24 months after termination of employment, either directly or indirectly from, among other things, (i) engaging, directly or indirectly, anywhere in the world, in the manufacture, assembly, design, distribution or marketing of any product or equipment substantially similar to or in competition with any product which at any time during Mr. Faison’s employment or the immediately preceding twelve month period was manufactured, sold or distributed by Pulse or any subsidiary of Pulse or any product or equipment which Pulse or any subsidiary was developing during such period for future manufacture, sale or distribution; (ii) being or becoming a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to any person or entity considering engaging in any such activities or so engaged; (iii) seeking to procure orders from or do business with any of Pulse’s customers, in competition with Pulse; (iv) soliciting any person who is an employee of Pulse; (v) seeking to contract with any person or entity who Pulse has contracted to manufacture or supply products, materials or services, in such a way as to adversely affect or interfere with Pulse’s business; or (vi) engaging in any effort to induce any of Pulse’s customers, consultants, employees or associates or any of its affiliates to take any action which might be disadvantageous to Pulse or its affiliates; except that Mr. Faison shall not be prohibited from owning, as a passive investor, in the aggregate not more than 2% of the outstanding publicly traded stock of any corporation so engaged.

Mr. Faison is eligible to participate in our 2001 Stock Option Plan, Restricted Stock Plan II, Annual and Long-Term Incentive Compensation Plan and Supplemental Savings Plan. These plans are discussed in further detail under the heading “Compensation Discussion and Analysis.”

On September 16, 2011, the Company and Mr. Faison entered into an amendment to his employment agreement. Pursuant to his agreement, Mr. Faison was entitled to reimbursement in cash of $105,373.52 for moving-related expenses. Pursuant to the amendment, the Company and Mr. Faison agreed that on September 16, 2011, in lieu of cash, the Company would issue and transfer to Mr. Faison 33,558 shares of Common Stock, in full and final satisfaction of the Company’s obligation to reimburse Mr. Faison for such moving-related expenses. The Shares were issued at $3.14 per share (the closing price of the Common Stock on the NYSE on September 15, 2011). The Shares were issued to Mr. Faison in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On November 11, 2011, the Company and Mr. Faison entered into an additional amendment to his Employment Agreement. Pursuant to the employment agreement, Mr. Faison was entitled to reimbursement for certain moving and other relocation expenses incurred as the result of relocating his residence from the Chicago area to the San Diego area to assume his responsibilities. In the event that Mr. Faison did not sell his existing home by December 31, 2011, to provide for the anticipated real estate commissions and closing costs associated with the subsequent sale of Mr. Faison’s existing home within the limitations imposed by Section 409A of the Internal Revenue Code, the Company was obligated to make a one time payment to him of $575,000 (or so much thereof as remained available within the overall $750,000 limit set forth in Section 4.2(d)) on or before March 15, 2012. If Mr. Faison did not sell his prior home by December 31, 2011, he would be entitled to receive a payment of $575,000. However, due to the decline in real estate market conditions in the Chicago metropolitan area, on November 11, 2011, the Company and Mr. Faison agreed to reduce the maximum amount of the remaining relocation payment from $575,000 to $330,000, and further agreed that, in lieu of cash, the Company would issue and transfer to Mr. Faison shares of Common Stock in full and final satisfaction of such obligation. On December 16, 2011, the Company issued to Mr. Faison 120,438 shares of Common Stock at the closing price per share of the Common Stock on the NYSE on December 15, 2011.

Mr. Faison was entitled to receive a guaranteed bonus for the 2011 performance period in an amount equal to at least $325,000. On November 11, 2011, the Company and Mr. Faison agreed that the 2011 Bonus Payment would be paid in March 2012, and further agreed that in lieu of cash, the Company would issue and transfer to Mr. Faison shares of Common Stock. In March 2012, we issued 130,522 shares of Common Stock to Mr. Faison, determined by dividing the $325,000 payment amount by the $2.49 closing price per share of the Common Stock on the NYSE on March 8, 2012.

Drew A. Moyer

Mr. Moyer entered into an amended and restated agreement with us on December 8, 2010. The Agreement provides that Mr. Moyer’s employment will terminate upon the earliest of the following events: (a) death or retirement; (b) total disability; (c) termination of his employment by Pulse for cause; (d) termination of employment by Pulse for any reason other than cause; (e) termination of employment by Mr. Moyer for good reason, which includes a material change in his authority, duties or responsibilities; or (f) termination of employment by Mr. Moyer for any reason other than good reason, including voluntary retirement.

The Agreement provides that upon death, or voluntary retirement after Mr. Moyer turns the age of 62, Mr. Moyer or his estate is to be paid in a lump sum (i) the unpaid portion of his base salary through the end of the month in which termination occurs; (ii) any bonus (commensurate with those paid to other executives) for bonus period in which termination occurs pro-rated to the date of termination; and (iii) any other benefits to which he was entitled as an employee and/or pursuant to his compensation arrangement as further described below, which were then due but unpaid.

In the event of termination of Mr. Moyer’s employment due to complete disability, Mr. Moyer is entitled to the benefits indicated in the preceding paragraph, plus the benefits payable under our long-term disability plan.

In the event Mr. Moyer is terminated by Pulse for cause (as defined above) or Mr. Moyer terminates his employment without good reason (as defined above), Mr. Moyer will be paid in a lump sum (i) the unpaid portion of his base salary through the effective date of termination and (ii) any other benefits to which he is entitled as an employee and/or pursuant to his compensation arrangement as further described below, which are then due but unpaid.

In the event Mr. Moyer is terminated by Pulse without cause or Mr. Moyer terminates his employment with good reason (as defined above), all shares of restricted stock and stock options granted to him will immediately vest. In addition, Mr. Moyer will be paid in a lump sum (i) the unpaid portion of his base salary through the effective date of termination; (ii) an amount equal to 2.625 times his base salary; (iii) any other benefits to which he is entitled as an employee and/or pursuant to his compensation arrangement as further described below, which are then due but unpaid; and (iv) health and life insurance benefits as he was receiving them on the date of termination, along with his health club membership, for 18 months.

The Agreement also contains a non-competition and non-solicitation provision prohibiting Mr. Moyer, during the term of his employment and for 18 months after termination of employment, either directly or indirectly from, among other things, (i) engaging, directly or indirectly, anywhere in the world, in the manufacture, assembly, design, distribution or marketing of any product or equipment substantially similar to or in competition with any product which at any time during Mr. Moyer’s employment or the immediately preceding twelve month period was manufactured, sold or distributed by Pulse or any subsidiary of Pulse or any product or equipment which Pulse or any subsidiary was developing during such period for future manufacture, sale or distribution; (ii) being or becoming a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to any person or entity considering engaging in any such activities or so engaged; (iii) seeking to procure orders from or do business with any of Pulse's customers, in competition with Pulse; (iv) soliciting any person who is an employee of Pulse; (v) seeking to contract with any person or entity who Pulse has contracted to manufacture or supply products, materials or services, in such a way as to adversely affect or interfere with Pulse's business; or (vi) engaging in any effort to induce any of Pulse's customers, consultants, employees or associates or any of its affiliates to take any action which might be disadvantageous to Pulse or its affiliates; except that Mr. Moyer shall not be prohibited from owning, as a passive investor, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged.

Mr. Moyer is eligible to participate in our 2001 Stock Option Plan, Restricted Stock Plan II, Annual and Long-Term Incentive Compensation Plan and Supplemental Savings Plan. These plans are discussed in further detail under the heading “Compensation Discussion and Analysis”.

Alan H. Benjamin

Mr. Benjamin entered into an agreement with the Company on July 22, 2009. The Agreement provides that Mr. Benjamin’s employment will terminate upon the earliest of any of the following events: (a) his death; (b) his complete disability; (c) termination of his employment by the Company for cause; (d) termination of employment by the Company for any reason other than cause; (e) termination of employment by Mr. Benjamin for good reason, which includes a material change in his authority, duties or responsibilities; or (f) termination of employment by Mr. Benjamin for any reason other than good reason, including voluntary retirement.

The Agreement provides that upon death, or voluntary retirement after Mr. Benjamin turns the age of 62, Mr. Benjamin or his estate is to be paid in a lump sum (i) the unpaid portion of his base salary through the end of the month in which termination occurs; (ii) any bonus (commensurate with those paid to other executives) for the six month bonus period in which termination occurs pro-rated to the date of termination; and (iii) any other benefits to which he was entitled as an employee and/or pursuant to his compensation arrangement as further described below, which were then due but unpaid.

In the event of termination of Mr. Benjamin’s employment due to complete disability, Mr. Benjamin is entitled to the benefits indicated in the preceding paragraph, plus the benefits payable under our long-term disability plan. In the event Mr. Benjamin is terminated by the Company for cause (as defined above) or Mr. Benjamin terminates his employment without good reason (as defined above), Mr. Benjamin will be paid in a lump sum (i) the unpaid portion of his base salary through the effective date of termination and (ii) any other benefits to which he is entitled as an employee and/or pursuant to his compensation arrangement as further described below, which are then due but unpaid.

In the event Mr. Benjamin is terminated by the Company without cause or Mr. Benjamin terminates his employment for good reason (as defined above), all shares of restricted stock granted to him will immediately vest. In addition, Mr. Benjamin will be paid in a lump sum (i) the unpaid portion of his base salary through the effective date of termination; (ii) an amount equal to 2.625 times his base salary; (iii) any other benefits to which he is entitled as an employee and/or pursuant to his compensation arrangement as further described below, which are then due but unpaid; and (iv) health and life insurance benefits as he was receiving them on the date of termination, along with his health club membership, for eighteen months.

The Agreement also contains a non-competition and non-solicitation provision prohibiting Mr. Benjamin, during the term of his employment and for eighteen months after termination of employment, either directly or indirectly from, among other things, (i) engaging, directly or indirectly, anywhere in the world, on behalf of certain entities in the manufacture, assembly, design, distribution or marketing of any product or equipment substantially similar to or in competition with any product which at any time during Mr. Benjamin’s employment or the immediately preceding 12 month period was manufactured, sold or distributed by Pulse Electronics, Inc. (formerly Pulse Engineering, Inc.) or any subsidiary or any product or equipment which Pulse Electronics, Inc. or any subsidiary was developing during such period for future manufacture, sale or distribution; (ii) soliciting any person who is an employee of the Company or Pulse Electronics, Inc.; (iii) engaging in any effort to induce any customers, associates, consultants or employees of Pulse Electronics, Inc. or the Company or any of their affiliates to take any action which might be disadvantageous to Pulse Electronics, Inc. or the Company or any of their affiliates.

In addition, the Agreement provides that in the event that any compensation or remuneration paid to Mr. Benjamin by the Company is deemed to be “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code and as a result Mr. Benjamin is subject to excess tax with respect to such payments, the Company will pay him, in addition to any other payments or benefits to which he is otherwise entitled, an amount that, taking into account any income or excess taxes payable with respect to such payment, would result in Mr. Benjamin receiving the amount he would have received initially if excess taxes were not imposed on such payment deemed to be excess parachute payments.

Mr. Benjamin is eligible to participate in our 2001 Stock Option Plan, Restricted Stock Plan II, Annual and Long-Term Incentive Compensation Plan and Supplemental Savings Plan. These plans are discussed in further detail under the heading “Compensation Discussion and Analysis.”

John R. D. Dickson

Mr. Dickson entered into an employment letter agreement with the Company on March 23, 2011. The agreement provided that if there was a change in control and Mr. Dickson’s responsibilities were materially diminished, he would be entitled to 18 months of base salary plus his target annual cash incentives and vesting of outstanding options and restricted stock; provided that in the event Mr. Dickson were terminated for reasons other than for cause or his voluntary resignation, he would receive 18 months of base salary plus his target annual cash incentive as a severance payment. During 2011 Mr. Dickson was eligible to participate in our 2001 Stock Option Plan, Restricted Stock Plan II, Annual and Short and Long-Term Incentive Compensation Plan and Supplemental Savings Plan. These plans are discussed in further detail under the heading “Compensation Discussion and Analysis”.

On April 6, 2012, Mr. Dickson entered into a new employment letter agreement with us. It provides for an annual base salary of $225,000, which reflects the 10% reduction agreed to in 2011, as well as four weeks of vacation per year in accordance with our vacation policy. At the time that Mr. Dickson’s letter agreement was entered into, we adopted an Executive Severance Policy for those of our NEOs without severance protections in their existing employment agreements. This new policy, which applies to Mr. Dickson, provides for severance benefits described under “Executive Severance Policy” below.

Michael J. McGrath

Mr. McGrath resigned from the Company on April 29, 2011, due to the Company’s relocation from Pennsylvania to San Diego, California. Payments made to Mr. McGrath upon termination of employment were in accordance with his amended and restated agreement with us, dated December 8, 2010. The Agreement provided that in the event Pulse relocates Mr. McGrath's job to a new place of employment more than 30 miles from Trevose, Pennsylvania, then he would be entitled to choose one of the following options: (i) accept a similar position at the new location with appropriate market compensation to be determined at such time and the assistance of Pulse's customary relocation plan for his move or (ii) terminate his employment and accept the severance benefits set forth in the paragraph below.

In the event that Pulse terminates his employment other than for cause, Mr. McGrath was entitled to the following severance benefits: (i) payment of his base salary in effect on his termination date for a period of 12 months from his termination date, (ii) after such 12 month period, provided he has been actively seeking employment for a position comparable in scope of responsibility and overall compensation, continued payment of his base salary for up to an additional six months unless and until he obtains new employment, (iii) vesting of his outstanding stock option awards at 100% subject to the terms and conditions of Pulse's Stock Option Plan, (iv) vesting of his outstanding RSP II awards at 100% subject to the terms and conditions of the RSP II, and (v) reasonable expenses of outplacement services from an agency of his choice reasonably satisfactory to Pulse for a period not to exceed 12 months from commencement of such services. In order to receive the above severance benefits, Mr. McGrath released Pulse and its related entities from all claims and demands. Mr. McGrath is also eligible for the continuation of medical benefits during the applicable severance period, and COBRA benefits thereafter as permitted by law.

Mr. McGrath was eligible to participate in our 2001 Stock Option Plan, Restricted Stock Plan II, Annual and Long-Term Incentive Compensation Plan and Supplemental Savings Plan. These plans are discussed in further detail under the heading “Compensation Discussion and Analysis.”

John A. Houston

During 2011, Mr. Houston was not subject to an employment agreement. On April 6, 2012, Mr. Houston entered into a new employment letter agreement with us. It provides for an annual base salary of $225,000, which reflects the 10% reduction agreed to in 2011, as well as four weeks of vacation per year in accordance with our vacation policy. At the time that Mr. Houston’s letter agreement was entered into, we adopted the Executive Severance Policy for those of our NEO’s without severance protections in their existing employment agreements. This new policy, which applies to Mr. Houston, provides for severance benefits described under “Executive Severance Policy” below.

Executive Severance Policy

We recently adopted an Executive Severance Policy for those of our NEOs without severance protections in their existing employment agreements. The policy is generally applicable to executives reporting to our Chief Executive Officer at the Vice President level and above. This policy does not currently apply to Messrs. Faison, Moyer, and Benjamin given the severance benefits that are already contained in their employment agreements. The Compensation Committee intends that the policy will apply to these individuals to the extent the severance benefits under their employment agreements are no longer in place.

The policy provides for severance benefits upon certain terminations of employment that are either related to or not related to a change in control of the Company. Cash severance benefits range from one to two times an individual’s base compensation (which is defined as annual base salary plus target bonus) for terminations not in connection with a change in control. In the case of terminations in connection with a change of control, cash severance benefits range from two to three times base compensation for terminations in connection with a change in control. In the case of a participant at the level of Senior Vice President such as Messrs. Dickson and Houston, this severance benefit is based on two and a half times such base compensation. The policy also provides for continued healthcare benefits as well as a pro-rated bonus for the year of termination. No golden parachute excise tax gross-up is provided under the policy. Instead, the severance benefits will be reduced to an amount that does not trigger an excise tax, but only if the after-tax amount resulting from such reduction is greater than if no reduction is done.

In order to receive payments and benefits under the Executive Severance Policy, the participant must timely execute and deliver a waiver and release of claims agreement after termination of employment and must abide by certain restrictive covenants including any applicable confidentiality, non-disparagement, non-competition and non-solicitation covenants to which the participant has agreed.

DIRECTOR COMPENSATION

We use a combination of cash and stock compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required of members of the Board.

As discussed in detail above under “Corporate Governance - Board Policies and Procedures,” prior to and during 2011, our directors were required to purchase not less than $100,000 of our common stock (based on cost at the time of purchase or award) during his or her initial three years on the Board. Shares received as part of director's fees counted in the calculation of shares "purchased" since they were received in exchange for services and constitute ordinary income to the director on which he/she is responsible for income taxes. When a director had purchased shares of common stock with a cost basis of $100,000, there was no further obligation to acquire additional shares and the director was deemed to have made a meaningful investment in our common stock. However, directors were encouraged to continue to purchase common stock to clearly align their interests to those of the shareholders in a material way. On December 16, 2011, our Compensation Committee approved Executive and Director Ownership Guidelines. The Guidelines are expressed as a multiple of base salary or a director’s annual retainer. Currently, a non-employee Board member’s requirement is fixed at five times his annual retainer, but the committee will periodically update the multiple levels for changes in salary/retainer and stock price. Until the applicable guideline is achieved, the director is required to retain an amount equal to 50% of the net shares received as a result of the exercise of Pulse stock options or the vesting of restricted stock. Because directors must retain a percentage of shares resulting from any exercise of Pulse stock options or the vesting of restricted stock until they achieve the specified guidelines, there is no minimum time period required to achieve the guidelines. Failure to meet or, in the absence of unique circumstances, to show progress toward meeting the stock ownership requirements may result in a reduction in future long-term incentive equity grants and/or payment of future annual and/or long-term cash incentive payouts in the form of stock.

We pay our non-employee directors an annual cash retainer of $41,800. Chairpersons of the Audit, Compensation and Governance Committees are paid an additional $23,750, $9,500 and $8,550, respectively. Members of the Audit, Compensation and Governance Committees (other than the Chair persons of such committees) are paid annually an additional $13,300, $2,350 and $2,350, respectively. The Lead Director received an additional retainer fee of $23,750. Mr. Faison was an employee director during the year 2011 and received no additional compensation as a director. The following table provides information regarding amounts paid to each of our non-employee directors for 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)

John E. Burrows, Jr.	$80,300	$40,000	(1)	$120,300

Justin C. Choi	27,025	40,000	(1)	67,025

Steven G. Crane	35,075	40,000	(1)	75,075

Howard C. Deck	47,500	40,000	(1)	87,500

Edward M. Mazze	63,650	40,000	(1)	103,650

C. Mark Melliar-Smith	65,550	40,000	(1)	105,550

Lawrence P. Reinhold	33,350	40,000	(1)	73,350

(1)            According to our Board of Directors’ stock plan, each non-employee director receives shares of common stock equal to $40,000 using the fair market value (closing price of the Company’s common stock as reported by the NYSE) of the common stock on the business day immediately preceding the date of grant. These shares are not subject to a vesting requirement.

AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT

We have entered into an engagement letter with KPMG that sets forth the terms by which KPMG performs audit services for us. The engagement letter is subject to alternative dispute resolution procedures and an exclusion of punitive damages. KPMG was our principal accountant for the year 2011. The principal accountant for the year 2012 will be selected and retained by our Audit Committee following a review of the 2012 audit scope requirements and related issues. The selection of the principal accountant will be made in accordance with the Audit Committee Charter and its planned agenda in 2012. A representative of KPMG will attend the annual meeting to answer your questions. He or she will have the opportunity to make a statement.

Audit Fees

The aggregate fees billed by KPMG for professional services rendered for the audit of our annual financial statements and the review of the financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal year ended December 30, 2011 were $1,081,348.(1) The fees for these services for the year ended December 31, 2010 were $2,154,815. These figures include services related to Sarbanes-Oxley compliance.

Audit-Related Fees

For the fiscal year ended December 30, 2011, the aggregate fees billed by KPMG for audits of financial statements of certain employee benefit plans were $113,581.(1) The fees for these services for the fiscal year ended December 31, 2010 were $100,000.

Tax Fees

For the fiscal year ended December 30, 2011, the aggregate fees billed by KPMG for tax consultation and tax compliance services (except services related to audits) were $117,922.(1) The fees for these services for the fiscal year ended December 31, 2010 were $135,200.

All Other Fees

For the fiscal years ended December 30, 2011 and December 31, 2010, there were no fees billed by KPMG for services other than those described above.

(1) Fees are estimated, pending completion of all work and actual currency exchange rates in effect at time of billing.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG. All services performed for 2011 were pre-approved by the committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than 10 percent of our shares outstanding, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent holders must furnish us with copies of all forms that they file.

Based on a review of the copies of these forms that have been provided to us, or written representation that no forms were required, we believe that there were no late filings in 2011.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Under the rules of the SEC, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2013 annual meeting. Shareholder proposals must be submitted in writing and must be received by the Corporate Secretary at the address provided previously in this proxy statement by December 8, 2012 for them to be considered for inclusion in the 2013 proxy statement.

Under our bylaws, you may present proposals in person at the 2013 annual meeting if you are a shareholder entitled to vote. The Corporate Secretary must receive any proposals to be presented, which will not be included in next year’s proxy statement, no earlier than January 18, 2013 and not later than

February 17, 2013; provided, however, If next year's annual meeting is held before April 18, 2013 or after July 17, 2013, any such proposals may be submitted no later than the 10th day following the date on which notice of the 2013 annual shareholders meeting is mailed or the public disclosure of the date of the annual shareholders’ meeting was made, whichever occurs first. Proposals received after the deadline, including any proposal nominating a person as a director, may not be presented at the 2013 annual meeting. Any shareholder submitting a proposal must also comply with the notice requirements contained in our bylaws.

MISCELLANEOUS

The information referred to in this proxy statement under the headings “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted under the 1934 Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under the 1934 Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

BY ORDER OF THE BOARD OF DIRECTORS

Drew A. Moyer
Secretary

April 10, 2012
San Diego, California

EXHIBIT A

PULSE ELECTRONICS CORPORATION
2012 OMNIBUS INCENTIVE COMPENSATION PLAN

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PULSE ELECTRONICS CORPORATION
2012 OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE 1
EFFECTIVE DATE, OBJECTIVES AND DURATION

Section 1.1             Effective Date of the Plan. Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), adopted the 2012 Omnibus Incentive Compensation Plan (the “Plan”) on April 9, 2012, subject to approval by the Company’s stockholders. The terms of the Plan are set forth herein.

Section 1.2             Objectives of the Plan. The Plan is intended (a) to allow selected employees of and consultants to the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, officers and consultants and retaining existing employees and consultants, (b) to provide annual cash incentive compensation opportunities that are competitive with those of other peer corporations, (c) to optimize the profitability and growth of the Company and its Subsidiaries through incentives which are consistent with the Company’s goals, (d) to provide Grantees with an incentive for excellence in individual performance, (e) to promote teamwork among employees, consultants and Non-Employee Directors, and (f) to attract and retain highly qualified persons to serve as Non-Employee Directors and to promote ownership by such Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Non-Employee Directors’ interests more closely with the interests of the Company’s stockholders.

Section 1.3             Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (“Board”) to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the earlier of May 17, 2022, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.

ARTICLE 2
DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below:

Section 2.1             “Affiliate” means any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

Section 2.2             “Award” means Options (including non-qualified options and Incentive Stock Options), SARs, Restricted Shares, Performance Units (which may be paid in cash), Performance Shares, Deferred Stock, Restricted Stock Units, Dividend Equivalents, Bonus Shares, Cash Incentive Awards or Other Stock-Based Awards granted under the Plan.

Section 2.3             “Award Agreement” means either (a) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

Section 2.4             “Board” means the Board of Directors of the Company.

Section 2.5             “Bonus Shares” means Shares that are awarded to a Grantee with or without cost and without restrictions either in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an Eligible Person.

Section 2.6             “Cash Incentive Award” means an Award granted under Article 15 of the Plan.

Section 2.7             “CEO” means the Chief Executive Officer of the Company.

Section 2.8             “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

Section 2.9             “Committee” or “Incentive Plan Committee” has the meaning set forth in Section 3.1(a).

Section 2.10           “Compensation Committee” means the compensation committee of the Board.

Section 2.11           “Common Stock” means the common stock, $0.125 par value, of the Company.

Section 2.12           “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is recognizable as income for federal income tax purposes, is a “covered employee,” within the meaning of Code Section 162(m), with respect to the Company.

Section 2.13           “Deferred Stock” means a right, granted under Article 10, to receive Shares at the end of a specified deferral period.

Section 2.14           “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:

(a)            Except as provided in (b) below, a disability within the meaning of Section 22(e)(3) of the Code; and

(b)            In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, a disability as defined in regulations under Code Section 409A. For purpose of Code Section 409A, a Grantee will be considered Disabled if:

(i)             the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(ii)            the Grantee is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.

Section 2.15           “Dividend Equivalent” means a right to receive payments equal to dividends or property, if and when paid or distributed, on a specified number of Shares.

Section 2.16           “Eligible Person” means any employee (including any officer) of, or non-employee consultant to, or Non-Employee Director of, the Company or any Affiliate, or potential employee (including a potential officer) of, or non-employee consultant to, the Company or an Affiliate; provided, however, that solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary Corporation. Solely for purposes of Section 5.6(b), current or former employees or non-employee directors of, or consultants to, of an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

Section 2.17           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

Section 2.18           “Exercise Price” means (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise the SAR.

Section 2.19            “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or the arithmetic mean of selling prices of a Share reported on the New York Stock Exchange (“NYSE”), or if not the NYSE, on the established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date or the preceding trading day. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation 1.409A-1(b)(5)(iv)(B). Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided, however that in the absence of such determination, Fair Market Value means the closing price for a Share as reported by the NYSE (or such other principal exchange) on the date immediately preceding the Grant Date or other applicable date, or if no sales occurred that day, on the most recent date upon which sales did occur.

Section 2.20            “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

Section 2.21            “Grantee” means a person who has been granted an Award.

Section 2.22            “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

Section 2.23            “Including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

Section 2.24            “Management Committee” has the meaning set forth in Section 3.1(b).

Section 2.25            “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

Section 2.26            “Option” means an option granted under Article 6 of the Plan.

Section 2.27            “Other Stock-Based Award” means a right, granted under Article 13 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

Section 2.28            “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provisions for options thereunder). Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

Section 2.29            “Performance Measures” has the meaning set forth in Section 4.4.

Section 2.30            “Performance Period” means the time period during which performance goals must be met.

Section 2.31            “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

Section 2.32            “Period of Restriction” means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

Section 2.33            “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

Section 2.34            “Restricted Shares” means Shares, granted under Article 8, that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

Section 2.35            “Restricted Stock Units” are rights, granted under Article 10, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights.

Section 2.36            “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

Section 2.37            “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

Section 2.38            “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

Section 2.39            “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

Section 2.40            “Separation from Service” means, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h). For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Grantee reasonably anticipate that the level of bona fide services the Grantee would perform for the Company and/or any Affiliates after that date (whether as an employee, Non-Employee Director or consultant or independent contractor) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs for individuals providing services to the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller who provide services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).

Section 2.41            “Share” means a share of Common Stock, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

Section 2.42            “Stock Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.

Section 2.43            “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 2.44            “Surviving Company” means the surviving corporation in any merger or consolidation, involving the Company, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding stock of the Company.

Section 2.45            “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding 10 years

Section 2.46            “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Affiliate in the capacity of an employee, officer or consultant or with respect to an individual who is an employee or officer of or a consultant to an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company; provided, however, that if an Award constitutes deferred compensation within the meaning of Code Section 409A, Termination of Affiliation with respect to such Award shall mean the Grantee’s Separation from Service.

ARTICLE 3
ADMINISTRATION

Section 3.1             Committee.

(a)            Subject to Article 14, and to Section 3.2, the Plan shall be administered by a Committee (the “Incentive Plan Committee” or the “Committee”) appointed by the Board from time to time. Notwithstanding the foregoing, either the Board or the Compensation Committee may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. To the extent the Board or Compensation Committee considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m) and Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b)            The Board or the Compensation Committee may appoint and delegate to another committee (“Management Committee”), or to the CEO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers, Non-Employee Directors, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

(c)            Unless the context requires otherwise, any references herein to “Committee” include references to the Incentive Plan Committee, the Board or the Compensation Committee to the extent any has assumed or exercises administrative powers itself as the Committee pursuant to subsection (a), and to the Management Committee or the CEO to the extent either has been delegated authority pursuant to subsection (b), as applicable; provided that (i) for purposes of Awards to Non-Employee Directors, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule 16b-3 or meet the Performance-Based Exception, “Committee” shall include only the Incentive Plan Committee or the Compensation Committee.

Section 3.2             Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 14), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a)            to determine when, to whom and in what types and amounts Awards should be granted;

(b)            to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c)            to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, Other Stock-Based Award or Cash Incentive Award and to determine whether any performance or vesting conditions have been satisfied;

(d)            to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e)            to determine the Term of any Option or SAR;

(f)             to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(g)            to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h)            to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise);

(i)             to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(j)             to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k)            to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l)             to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m)           to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n)            to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(o)            to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(p)            to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(q)            to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r)             to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.7(c)).

Section 3.3             No Repricings. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having with a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without stockholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply to any adjustment allowed under to Section 4.2.

ARTICLE 4
SHARES SUBJECT TO THE PLAN, MAXIMUM AWARDS, AND 162(M) COMPLIANCE

Section 4.1             Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery under the Plan shall be 6,000,000, including Shares delivered pursuant to the exercise of Incentive Stock Options granted hereunder.

If any Shares subject to an Award granted hereunder (other than a Substitute Award granted pursuant to Section 5.6.(b)) are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. For avoidance of doubt, however, if any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Moreover, the number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder. Upon settlement of an SAR, the number of Shares underlying the portion of the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan.

Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

Section 4.2             Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.

(a)            Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the number and kind of Shares of outstanding Restricted Shares, or the Shares underlying any Award of Restricted Stock Units, Deferred Stock or other outstanding Share-based Award. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code or otherwise subject any Grantee to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b)            Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, such Award shall be vested and non-forfeitable and any conditions on such Award shall lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable. If an Award becomes exercisable or non-forfeitable in lieu of assumption or replacement by the Surviving Company in a Corporate Transaction, the Committee may either (i) allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of the transactions and cancel any outstanding Awards that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all outstanding Awards of Options and SARs in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price) if such Options and SARs were fully vested and exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option or SAR exceeds the Fair Market Value of the Shares immediately prior to the consummation of the Corporation Transaction, such Awards shall be cancelled without any payment to the Grantee.

(c)            Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable and allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.

(d)            Deferred Compensation and Awards Intended to Comply With the Performance-Based Exception. Notwithstanding the forgoing provisions of this Section 4.2,

(i)             if an Award (other than an Option or SAR) is intended to comply with the Performance-Based Exception, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c) until the earlier (i) the consummation of a change of control of the Company (as determined by the Committee in its sole discretion) or (ii) the attainment of the Performance Measure(s) upon which the Award is conditioned as certified by the Committee; and

(ii)            if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company as described in Treasury Regulation Section 1.409A-3(i)(5).

Section 4.3             Compliance with Section 162(m) of the Code.

(a)            Section 162(m) Compliance. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, this Section 4.3(a) shall apply. Each Award that is intended to meet the Performance-Based Exception and is granted to a person the Committee believes is likely to be a Covered Employee at the time such Award is settled shall comply with the requirements of the Performance-Based Exception; provided, however, that to the extent Code Section 162(m) requires periodic shareholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b)            Annual Individual Limitations. No Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) with respect to more than 600,000 Shares, subject to adjustment as provided in Section 4.2(a), in a single calendar year and except as otherwise provided in Section 5.6(b). The maximum potential value of Awards to be settled in cash or property (other than Shares) that may be granted in any calendar year to any Grantee shall not exceed $2.5 million for all such Awards with performance periods exceeding 18 months and $1.75 million for all such Awards with performance periods that do not exceed 18 months.

Section 4.4             Performance-Based Exception Under Section 162(m). Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options or SARs) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following: the attainment by a Share a specified Fair Market Value for a specified period of time; earnings per Share; earnings per Share from continuing operations; total shareholder return; return on assets; return on equity; return on capital; earnings before or after taxes, interest, depreciation, and/or amortization; return on investment; interest expense; cash flow; cash flow from operations; revenues; sales; costs; assets; debt; expenses; inventory turnover; economic value added; cost of capital; operating margin; gross margin; net income before or after taxes; operating earnings either before or after interest expense and either before or after incentives or asset impairments; attainment of cost reduction goals; revenue per customer; customer turnover rate; asset impairments; financing costs; capital expenditures; working capital; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; customer satisfaction, aggregate product price and other product price measures; safety record; service reliability; debt rating; and achievement of business and operational goals, such as market share, new products, and/or business development. Any applicable Performance Measure may be applied on a pre- or post-tax basis. The Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices). For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

ARTICLE 5
ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

Section 5.1             Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion.

Section 5.2             Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

Section 5.3             General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 16.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Pennsylvania Business Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Options that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Affiliation shall be forfeited to the Company.

Section 5.4             Nontransferability of Awards.

(a)            Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b)            No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)            Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Options (other than Incentive Stock Options) and Restricted Shares, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Option may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d)            Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

Section 5.5             Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

Section 5.6             Stand-Alone, Tandem and Substitute Awards.

(a)            Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code; provided further that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date, Term and the Exercise Price of the SAR may not be less than the Exercise Price of the Incentive Stock Option.

(b)            The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).

Section 5.7             Compliance with Rule 16b-3.

(a)            Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b) of the Exchange Act: (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b)            Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c)            Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

Section 5.8             Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards or Cash Incentive Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code and Article 17 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

ARTICLE 6
STOCK OPTIONS

Section 6.1             Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

Section 6.2             Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

Section 6.3             Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than 100% of the Fair Market Value of a Share on the Grant Date.

Section 6.4             Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a)            shall be granted only to an employee of the Company or a Subsidiary Corporation;

(b)            shall have an Exercise Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “More Than 10% Owner”), have an Exercise Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c)            shall be for a period of not more than 10 years (five years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d)            shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e)            shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f)             shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(g)            shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h)            shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

Section 6.5             Payment of Exercise Price. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a)            cash, personal check or wire transfer;

(b)            delivery of Common Stock owned by the Grantee prior to exercise, valued at their Fair Market Value on the date of exercise;

(c)            with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at their Fair Market Value on the date of exercise;

(d)            with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(e)            subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

ARTICLE 7
STOCK APPRECIATION RIGHTS

Section 7.1             Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

Section 7.2             Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

Section 7.3             SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the SAR.

Section 7.4             Exercise and Payment. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)            The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b)            The number of Shares with respect to which the SAR is exercised.

SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

Section 7.5             Grant Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee's sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

ARTICLE 8
RESTRICTED SHARES

Section 8.1             Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

Section 8.2             Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

Section 8.3             Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

Section 8.4             Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

Section 8.5             Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

ARTICLE 9
PERFORMANCE UNITS AND PERFORMANCE SHARES

Section 9.1             Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

Section 9.2             Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(a)            Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b)            Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

Section 9.3             Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned, but not yet delivered to the Grantee.

ARTICLE 10
DEFERRED STOCK AND RESTRICTED STOCK UNITS

Section 10.1            Grant of Deferred Stock and Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock and/or Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Deferred Stock must conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with Article 17 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Deferred Stock.

Section 10.2            Vesting and Delivery. Delivery of Shares subject to a Deferred Stock grant will occur upon expiration of the deferral period or upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code as specified by the Committee in the Grantee’s Award Agreement for the Award of Deferred Stock. Delivery of Shares subject to a grant of Restricted Stock Units occurs no later than the 15th day of the third month following the end of the taxable year of the Grantee or the fiscal year of the Company in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined in final regulations under Section 409A of the Code. In addition, an Award of Deferred Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. A Grantee awarded Deferred Stock or Restricted Stock Units will have no voting rights with respect to such Deferred Stock or Restricted Stock Units prior to the delivery of Shares in settlement of such Deferred Stock and/or Restricted Stock Units. Unless otherwise determined by the Committee, a Grantee will have the rights to receive Dividend Equivalents in respect of Deferred Stock and/or Restricted Stock Units, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock or Restricted Stock Units, as applicable. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Deferred Stock or Restricted Stock Units remains subject to a substantial risk of forfeiture, such Deferred Shares or Restricted Stock Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

ARTICLE 11
DIVIDEND EQUIVALENTS

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents may be granted in conjunction with any grant of Options or SARs. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

ARTICLE 12
BONUS SHARES

Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

ARTICLE 13
OTHER STOCK-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

ARTICLE 14
NON-EMPLOYEE DIRECTOR AWARDS

Subject to the terms of the Plan, the Board may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the full Board in its sole discretion.

ARTICLE 15
CASH INCENTIVE AWARDS

Section 15.1            Cash Incentive Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash Incentive Awards to any Eligible Person in such amounts and upon such terms, including the achievement of specific performance goals during the Performance Period, as the Committee may determine. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. An Eligible Person may have more than one Cash Incentive Award outstanding at any time. For instance, the Committee may grant an Eligible Person one Cash Incentive Award with a calendar year or fiscal year Performance Period (an annual incentive bonus) and a separate Cash Incentive Award with a Performance Period that covers more than one calendar or fiscal year (a long-term cash incentive bonus).

Section 15.2            Value of Cash Incentive Awards. Each Cash Incentive Award shall specify a payment amount or payment range as determined by the Committee. The Committee shall establish performance goals applicable to each Cash Incentive Award in its discretion and the amount that will be paid to the Grantee pursuant to such Cash Incentive Award if the applicable performance goals for the Performance Period are met.

Section 15.3            Payment of Cash Incentive Awards. Payment, if any, with respect to a Cash Incentive Awards shall be made in cash in accordance with the terms of the Award Agreement; provided, however, that if the Award Agreement does not specify a payment date with respect to a Cash Incentive Award, payment of the Cash Incentive Award will be made no later than the 15th day of the third month following the end of the taxable year of the Grantee or the fiscal year of the Company during which the Performance Period ends.

Section 15.4            Termination of Affiliation. The Committee shall determine the extent to which a Grantee shall have the right to receive Cash Incentive Awards following his or her Termination of Affiliation. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Grantee, but need not be uniform among all Cash Incentive Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 16
AMENDMENT, MODIFICATION, AND TERMINATION

Section 16.1            Amendment, Modification, and Termination. Subject to Section 16.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

Section 16.2            Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

ARTICLE 17
COMPLIANCE WITH CODE SECTION 409A

Section 17.1            Awards Subject to Code Section 409A. The provisions of this Article 17 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.

Section 17.2            Deferral and/or Distribution Elections. Except as otherwise permitted or required by Code Section 409A, the following rules shall apply to any deferral and/or elections as to the form or timing of distributions (each, an “Election”) that may be permitted or required by the Committee with respect to a 409A Award:

(a)            Any Election must be in writing and specify the amount being deferred, and the time and form of distribution (i.e., lump sum or installments) as permitted by this Plan. An Election may but need not specify whether payment will be made in cash, Shares or other property.

(b)            Any Election shall become irrevocable as of the deadline specified by the Committee, which shall not be later than December 31 of the year preceding the year in which services relating to the Award commence; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the deadline may be no later than six (6) months prior to the end of such Performance Period.

(c)            Unless otherwise provided by the Committee, an Election shall continue in effect until a written election to revoke or change such Election is received by the Committee, prior to the last day for making an Election for the subsequent year.

Section 17.3            Subsequent Elections. Except as otherwise permitted or required by Code Section 409A, any 409A Award which permits a subsequent Election to further defer the distribution or change the form of distribution shall comply with the following requirements:

(a)            No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b)            Each subsequent Election related to a distribution upon separation from service, a specified time, or a change in control as defined in Section 17.4(e) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c)            No subsequent Election related to a distribution to be made at a specified time or pursuant to a fixed schedule shall be made less than twelve (12) months prior to the date the first scheduled payment would otherwise be made.

Section 17.4            Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than:

(a)            Separation from Service;

(b)            The date the Participant becomes Disabled (as defined in Section 2.14(b);

(c)            The Participant’s death;

(d)            A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (ii) specified by the Grantee in an Election complying with the requirements of Section 17.2 and/or 17.3, as applicable; or

(e)            A change in control of the Company within the meaning of Treasury Regulation Section 1.409A-3(h)(5).

Section 17.5            Six Month Delay. Notwithstanding anything herein or in any Award Agreement or Election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death.

Section 17.6            Death or Disability. Unless the Award Agreement otherwise provides, if a Grantee dies or becomes Disabled before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts, to the extent vested, shall be distributed as provided in the Participants Election. If the Participant has made no Election with respect to distributions upon death or Disability, all such distributions shall be paid in a lump sum within 90 days following the date of the Participant’s death or Disability.

Section 17.7            No Acceleration of Distributions. This Plan does not permit the acceleration of the time or schedule of any distribution under a 409A Award, except as provided by Code Section 409A and/or applicable regulations or rulings issued thereunder.

ARTICLE 18
WITHHOLDING

Section 18.1            Required Withholding.

(a)            The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i)             payment of an amount in cash equal to the amount to be withheld;

(ii)            delivering part or all of the amount to be withheld in the form of Common Stock valued at its Fair Market Value on the Tax Date;

(iii)           requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv)          withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SARs, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b)            Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

Section 18.2            Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

ARTICLE 19
ADDITIONAL PROVISIONS

Section 19.1            Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

Section 19.2            Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Section 19.3            Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

Section 19.4            Securities Law Compliance.

(a)            If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b)            If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

Section 19.5            Awards Subject to Claw-Back Policies. Notwithstanding any provisions herein to the contrary, all Awards granted hereunder shall be subject to the terms of any recoupment policy currently in effect or subsequently adopted by the Board to implement Section 304 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") or Section 10D of the Exchange Act (or with any amendment or modification of such recoupment policy adopted by the Board) to the extent that such Award (whether or not previously exercised or settled) or the value of such Award is required to be returned to the Company pursuant to the terms of such recoupment policy.

Section 19.6            No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

Section 19.7            Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

Section 19.8            Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

Section 19.9            Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, other than its laws respecting choice of law.

Section 19.10         Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

Section 19.11         Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.

Section 19.12         Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

Section 19.13         Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

Section 19.14         Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

Section 19.15         Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

Section 19.16         Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

Section 19.17         No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company.

Section 19.18         Stockholder Approval. All Awards granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.

REVOCABLE PROXY

Pulse Electronics Corporation

ANNUAL MEETING OF SHAREHOLDERS
May 18, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The person signing below appoints Ralph E. Faison and Drew A. Moyer, as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Pulse Electronics Corporation held on the record date of March 9, 2012 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 18, 2012, or any adjournment thereof.

When properly executed this Proxy will be voted as directed and in accordance with the Board of Dircetors’ recommendations. If no direction is made, it will be voted “FOR” the election of the nominees listed in Item 1 and “FOR” the proposals listed in Items 2, 3, and 4.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

  FOLD AND DETACH HERE

PULSE ELECTRONICS CORPORATION — ANNUAL MEETING, MAY 18, 2012

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:
1.	Call toll free 1-877-265-5128 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/puls and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY
Pulse Electronics Corporation

Annual Meeting of Shareholders
MAY 18, 2012

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

Mark here for address change and note change

DIRECTORS RECOMMEND "FOR"

	For	Against	Abstain
1. Election of Directors			
John E. Burrows, Jr.	☐	☐	☐
Justin C. Choi	☐	☐	☐
Steven G. Crane	☐	☐	☐
Howard C. Deck	☐	☐	☐
Ralph E. Faison	☐	☐	☐
C. Mark Melliar-Smith	☐	☐	☐
Lawrence P. Reinhold	☐	☐	☐
2. Ratification of KPMG, LLP as the independent registered public accounting firm for 2012.	☐	☐	☐
3. Approval of the Omnibus Incentive Compensation Plan.	☐	☐	☐
4. Advisory vote on executive compensation.	☐	☐	☐

5. The Proxies are authorized to vote in their discretion on other business that comes before the meeting, including any motion to adjourn.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

 FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1.	By Telephone (using a Touch-Tone Phone); or
2.	By Internet; or
3.	By Mail.
A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 18, 2012. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 18, 2012: 1-877-265-5128	Vote by Internet anytime prior to 3 a.m., May 18, 2012 go to http://www.rtcoproxy.com/puls

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

Your vote is important!

REVOCABLE PROXY

Pulse Electronics Corporation

ANNUAL MEETING OF SHAREHOLDERS
May 18, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The person signing below appoints Ralph E. Faison and Drew A. Moyer, as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Pulse Electronics Corporation held on the record date of March 9, 2012 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 18, 2012, or any adjournment thereof.

When properly executed this Proxy will be voted as directed and in accordance with the Board of Dircetors’ recommendations. If no direction is made, it will be voted “FOR” the election of the nominees listed in Item 1 and “FOR” the proposals listed in Items 2, 3, and 4.

PULSE ELECTRONICS CORPORATION 401(k)

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

  FOLD AND DETACH HERE

PULSE ELECTRONICS CORPORATION — ANNUAL MEETING, MAY 18, 2012

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:
1.	Call toll free 1-877-265-5128 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/puls and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
Pulse Electronics Corporation

Annual Meeting of Shareholders
MAY 18, 2012

Mark here for address change and note change

____

____

____

DIRECTORS RECOMMEND "FOR"

	For	Against	Abstain
1. Election of Directors			
John E. Burrows, Jr.	☐	☐	☐
Justin C. Choi	☐	☐	☐
Steven G. Crane	☐	☐	☐
Howard C. Deck	☐	☐	☐
Ralph E. Faison	☐	☐	☐
C. Mark Melliar-Smith	☐	☐	☐
Lawrence P. Reinhold	☐	☐	☐
2. Ratification of KPMG, LLP as the independent registered public accounting firm for 2012.	☐	☐	☐
3. Approval of the Omnibus Incentive Compensation Plan.	☐	☐	☐
4. Advisory vote on executive compensation.	☐	☐	☐

5. The Proxies are authorized to vote in their discretion on other business that comes before the meeting, including any motion to adjourn.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

PULSE ELECTRONICS CORPORATION 401(k)

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

 FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1.	By Telephone (using a Touch-Tone Phone); or
2.	By Internet; or
3.	By Mail.
A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 13, 2012. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 13, 2012: 1-877-265-5128	Vote by Internet anytime prior to 3 a.m., May 13, 2012 go to http://www.rtcoproxy.com/puls

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

Your vote is important!